Confidential

                                                                     Exhibit 2.1

================================================================================


                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                                  ALLOY, INC.,

                          ALLOY ACQUISITION SUB, INC.,

                            DAN'S COMPETITION, INC.,

                               DANIEL E. DUCKWORTH

                                       AND

                               DIANNA J. DUCKWORTH



                         Dated as of September 28, 2001


================================================================================

Confidential

                                TABLE OF CONTENTS

ARTICLE I  GENERAL.............................................................................................   2

   1.1      THE MERGER.........................................................................................   2
   1.2      THE EFFECTIVE TIME OF THE MERGER...................................................................   2
   1.3      EFFECT OF MERGER...................................................................................   2
   1.4      CHARTER AND BY-LAWS OF SURVIVING CORPORATION.......................................................   2
   1.5      TAKING OF NECESSARY ACTION.........................................................................   2
   1.6      TAX-FREE REORGANIZATION............................................................................   3
   1.7      CLOSING............................................................................................   3

ARTICLE II  EFFECT OF THE MERGER ON THE CAPITAL STOCK
OF THE CONSTITUENT CORPORATIONS, EXCHANGE OF CERTIFICATES......................................................   3

   2.1      AGGREGATE CONSIDERATION; EFFECT ON CAPITAL STOCK...................................................   3
      (a)   Capital Stock of Acquisition Sub...................................................................   3
      (b)   Cancellation of Certain Shares of DCI Stock........................................................   3
      (c)   Conversion and Exchange Ratio for DCI Stock........................................................   4
   2.2      ESCROW DEPOSIT; EXCHANGE OF CERTIFICATES...........................................................   4
      (a)   Escrow Agreement...................................................................................   4
      (b)   Escrow Deposit.....................................................................................   4
      (c)   Procedure for Exchange.............................................................................   5
      (d)   Fractional Shares..................................................................................   5
      (e)   No Further Ownership Rights........................................................................   5
      (f)   No Liability.......................................................................................   5
      (g)   Lost, Stolen or Destroyed DCI Certificates.........................................................   6
   2.3      WORKING CAPITAL ADJUSTMENT.........................................................................   6
   2.4      AUTHORIZATION OF THE MERGER, THIS AGREEMENT, THE CERTIFICATE OF MERGER AND ARTICLES OF MERGER, THE
   ESCROW AGREEMENT AND THE ESCROW AGENT.......................................................................   7

ARTICLE III  REPRESENTATIONS AND WARRANTIES....................................................................   8

   3.1      REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS AND DCI.............................................   8
      (a)   Organization; Good Standing; Qualification and Power...............................................   8
      (b)   Subsidiaries; Equity Investments...................................................................   8
      (c)   Capital Stock; Securities..........................................................................   8
      (d)   Authority; No Consents.............................................................................   9
      (e)   Financial Information..............................................................................  10
      (f)   Absence of Undisclosed Liabilities.................................................................  10
      (g)   Absence of Changes.................................................................................  11
      (h)   Tax Matters........................................................................................  13
      (i)   Title to Assets, Properties and Rights and Related Matters.........................................  14
      (j)   Real Property-Owned or Leased......................................................................  14
      (k)   Intellectual Property..............................................................................  15
      (l)   Software...........................................................................................  17
      (m)      Agreements, Etc.................................................................................  17
      (n)   No Defaults........................................................................................  19
      (o)   Litigation, Etc....................................................................................  20
      (p)   Accounts and Notes Receivable......................................................................  20
      (q)   Accounts and Notes Payable.........................................................................  20
      (r)   Compliance; Governmental Authorizations and Consents...............................................  20
      (s)   Environmental Matters..............................................................................  21
      (t)   Labor Relations; Employees.........................................................................  22
      (u)   Employee Benefit Plans and Contracts...............................................................  23
      (v)   Insurance..........................................................................................  26
      (w)      Bank Accounts; Powers of Attorney...............................................................  26

Execution Copy

      (x)   Brokers............................................................................................  26
      (y)   Related Transactions...............................................................................  26
      (z)   Customers..........................................................................................  26
      (aa)     Minute Books....................................................................................  26
      (bb)     Business Generally..............................................................................  27
      (cc)     Approval........................................................................................  27
      (dd)     Vote Required...................................................................................  27
      (ee)     Affiliates......................................................................................  27
      (ff)     Disclosure......................................................................................  27
   3.2      REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS.....................................................  27
      (a)   Title; Absence of Certain Agreements...............................................................  27
      (b)   Authority - General................................................................................  28
      (c)   Investment Representations.........................................................................  28
      (d)   Brokers............................................................................................  30
      (e)   Representation by Legal Counsel....................................................................  30
   3.3      REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB.......................................  30
      (a)   Organization; Good Standing; Qualification and Power...............................................  30
      (b)   Capital Stock......................................................................................  30
      (c)   Authority..........................................................................................  30
      (d)   SEC Documents......................................................................................  31
      (e)   No Breach by DCI or Stockholders...................................................................  32
      (f)   Brokers............................................................................................  32
      (g)   Disclosure.........................................................................................  32
      (h)   Litigation.........................................................................................  32
      (i)   Tax Matters........................................................................................  32

ARTICLE IV  RELATED AGREEMENTS.................................................................................  33

   4.1      RELATED AGREEMENTS.................................................................................  33
      (a)   Lock-Up Agreement..................................................................................  33
      (b)   Confidentiality Agreements.........................................................................  33
      (c)   Escrow Agreement...................................................................................  33
      (d)   Non-Competition Agreements.........................................................................  33
      (e)   Registration Rights Agreements.....................................................................  33
      (f)   Release Agreement..................................................................................  34
      (g)   Employment Offer Letters...........................................................................  34
      (h)   Lease..............................................................................................  34

ARTICLE V  CONDITIONS PRECEDENT................................................................................  34

   5.1      CONDITIONS TO EACH PARTY'S OBLIGATIONS.............................................................  34
      (a)   Certificate of Merger and Articles of Merger.......................................................  34
      (b)   Approvals..........................................................................................  34
      (c)   Legal Action.......................................................................................  34
      (d)   Legislation........................................................................................  35
   5.2      CONDITIONS TO OBLIGATIONS OF PARENT AND ACQUISITION SUB............................................  35
      (a)   Representations and Warranties of DCI and the Stockholders.........................................  35
      (b)   Performance of Obligations of DCI and the Stockholders.............................................  35
      (c)   Authorization of Merger............................................................................  35
      (d)   Opinion of DCI's Counsel...........................................................................  35
      (e)   Acceptance by Counsel to Parent and Acquisition Sub................................................  35
      (f)   Consents and Approvals.............................................................................  35
      (g)   Related Agreements.................................................................................  35
      (h)   Stock Certificates.................................................................................  36
      (i)   Closing Date.......................................................................................  36
      (j)   Completion of Due Diligence........................................................................  36
      (k)   Evidence of Corporate Authority....................................................................  36
      (l)   Guaranty of Bike Land LLC Loan.....................................................................  36

      (m)   Incentive Compensation Plan........................................................................  36
      (n)   Line of Credit.....................................................................................  36
   5.3      CONDITIONS TO OBLIGATIONS OF DCI AND THE STOCKHOLDERS..............................................  37
      (a)   Representations and Warranties of Parent...........................................................  37
      (b)   Performance of Obligations of Parent and Acquisition Sub...........................................  37
      (c)   Related Agreements.................................................................................  37
      (d)   Opinion of DCI's Counsel...........................................................................  37
      (e)   Stock Certificates.................................................................................  37
      (f)   Closing Cash Payment...............................................................................  37
      (g)   Evidence of Corporate Authority....................................................................  37
   5.4      SATISFACTION OF CLOSING CONDITIONS.................................................................  38

ARTICLE VI  ADDITIONAL AGREEMENTS..............................................................................  38

   6.1      PREPARATION OF FILINGS.............................................................................  38
   6.2      PUBLIC ANNOUNCEMENTS...............................................................................  38
   6.3      SUPPORT OF MERGER BY OFFICERS AND DIRECTORS........................................................  38
   6.4      CERTAIN INFORMATION REQUIRED BY THE CODE...........................................................  39
   6.5      RESTRICTION ON TRANSFER............................................................................  39
   6.6      [INTENTIONALLY OMITTED]............................................................................  41
   6.7      EFFORTS TO CONSUMMATE..............................................................................  41
   6.8      LITIGATION COOPERATION.............................................................................  41
   6.9      RECORD MAINTENANCE.................................................................................  41
   6.10     RELEASE OF LIENS...................................................................................  42

ARTICLE VII  INDEMNIFICATION...................................................................................  42

   7.1      DEFINITIONS........................................................................................  42
            -----------
      (a)   Affiliate..........................................................................................  42
      (b)   Event of Indemnification...........................................................................  42
      (c)   Indemnified Persons................................................................................  43
      (d)   Indemnifying Persons...............................................................................  43
      (e)   Losses.............................................................................................  44
   7.2      INDEMNIFICATION GENERALLY..........................................................................  44
   7.3      ASSERTION OF CLAIMS................................................................................  46
   7.4      NOTICE AND DEFENSE OF THIRD PARTY CLAIMS...........................................................  46
   7.5      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.........................................................  47
   7.6      SOLE AND EXCLUSIVE REMEDY..........................................................................  48

ARTICLE VIII  MISCELLANEOUS....................................................................................  48

   8.1      EXPENSES...........................................................................................  48
   8.2      ENTIRE AGREEMENT...................................................................................  48
   8.3      INTERPRETATION.....................................................................................  49
   8.4      KNOWLEDGE DEFINITION...............................................................................  49
   8.5      NOTICES............................................................................................  49
   8.6      COUNTERPARTS.......................................................................................  50
   8.7      GOVERNING LAW; VENUE...............................................................................  50
   8.8      BENEFITS OF AGREEMENT..............................................................................  50
   8.9      PRONOUNS...........................................................................................  51
   8.10     AMENDMENT, MODIFICATION AND WAIVER.................................................................  51
   8.11     NO THIRD PARTY BENEFICIARIES.......................................................................  51
   8.12     CONSENTS...........................................................................................  51
   8.13     INTERPRETATION.....................................................................................  51
   8.14     NO JOINT VENTURE...................................................................................  51

                                    EXHIBITS
                                    --------

Exhibit A-1  Form of Certificate of Merger
Exhibit A-2  Form of Articles of Merger
Exhibit B    Form of Note
Exhibit C    Form of Escrow Agreement
Exhibit D    Form of Lock-up Agreement
Exhibit E    Form of Confidentiality Agreement
Exhibit F-1  Form of Stockholder Non-Competition Agreement
Exhibit F-2  Form of Key Employee Non-Competition and Confidentiality Agreement
Exhibit G    Form of Registration Rights Agreement
Exhibit H    Form of Release Agreement
Exhibit I    Form of Lease

                             INDEX TO DEFINED TERMS
                             ----------------------

Acquisition Sub....................................................... Preamble
Actions...............................................................   3.1(o)
Actual Working Capital................................................   2.3(a)
Adjustment Notice.....................................................   2.3(a)
Affiliate.............................................................   7.1(a)
Agreement............................................................. Preamble
Articles of Merger.................................................... Preamble
CERCLA................................................................   3.1(s)
Certificate of Incorporation..........................................   3.1(a)
Certificate of Merger................................................. Preamble
Closing Cash Payment..................................................      2.1
Closing Date..........................................................      1.7
Closing...............................................................      1.7
COBRA Coverage........................................................   3.1(u)
Code.................................................................. Preamble
Constituent Companies.................................................      1.1
Convertible Securities................................................      2.1
Copyright.............................................................   3.1(k)
Dan................................................................... Preamble
DCI................................................................... Preamble
DCI Annual Balance Sheet .............................................   3.1(e)
DCI Certificate.......................................................   2.2(d)
DCI Material Adverse Effect...........................................   3.1(a)
DCI Stock............................................................. Preamble
Designated Persons....................................................   3.1(o)
DGCL.................................................................. Preamble
Dianna................................................................ Preamble
Disclosure Schedule...................................................      3.1
Dispute Notice........................................................   2.3(a)
DOL...................................................................   3.1(u)
Effective Time........................................................      1.2
Employee..............................................................   3.1(u)
Employee Plans........................................................   3.1(u)
Employee Retention Shares.............................................      2.4
Employment Offer Letters..............................................   4.1(h)
Encumbrances..........................................................   3.1(i)
Environmental Laws....................................................   3.1(s)
ERISA ................................................................   3.1(u)
ERISA Affiliate.......................................................   3.1(u)
Escrow Agreement......................................................   2.2(a)
Escrow Shares.........................................................   2.2(b)
Event of Indemnification..............................................   7.1(b)
Exchange Act..........................................................   3.4(c)

FAS No. 5.............................................................   3.1(f)
Filings...............................................................      6.1
Final Actual Working Capital..........................................   2.3(a)
Form 10-Q.............................................................   3.4(b)
Fraud Claims..........................................................   7.2(b)
GAAP..................................................................   3.1(e)
Guaranty..............................................................   5.1(1)
Governmental Authority................................................   3.1(o)
IBCL.................................................................. Preamble
Incentive Compensation Plan...........................................   5.2(m)
Indemnified Persons...................................................   7.1(c)
Indemnifying Persons..................................................   7.1(d)
Independent Auditor...................................................   2.3(a)
Intellectual Property Rights..........................................   3.1(k)
Interim Balance Sheet.................................................   3.1(e)
Interim Financial Statements..........................................   3.1(e)
Investigation.........................................................      5.1
IP Rights.............................................................   3.1(k)
IRS...................................................................   3.1(u)
Key Employee..........................................................   4.1(g)
Leased Real Property..................................................   3.1(j)
Leases................................................................   3.1(j)
Liability.............................................................   3.1(f)
License Agreements....................................................   3.1(k)
Licensed Software.....................................................   3.1(l)
Line of Credit Documents..............................................   5.2(n)
Lock-Up Agreement.....................................................   4.1(a)
Losses................................................................   7.1(e)
Material..............................................................   3.1(m)
Merger................................................................      1.1
Merger Shares.........................................................      2.1
Multiemployer Plan....................................................   3.1(u)
Note..................................................................      2.1
Notice of Claim.......................................................      7.3
Other DCI IP Rights...................................................   3.1(k)
Outstanding Shares....................................................      2.1
Parent................................................................ Preamble
Parent Affiliate......................................................      8.8
Parent Common Stock................................................... Preamble
Parent Indemnified Persons............................................   7.2(b)
Parent Indemnifying Parties...........................................   7.1(d)
Parent SEC Documents..................................................   3.3(d)
Patents...............................................................   3.1(k)
Pension Plans.........................................................   3.1(u)
Proposed Settlement...................................................   7.4(d)
Registration Rights Agreement.........................................   4.1(e)

Related Agreements....................................................      4.1
Release Agreement.....................................................   4.1(f)
Restricted Securities.................................................   6.5(a)
Revised Actual Working Capital........................................   2.3(a)
Special Damages.......................................................   7.1(e)
Stipulated Price......................................................      2.1
Stockholders.......................................................... Preamble
Stockholder Event of Indemnification..................................   7.1(b)
Stockholder Indemnifying Parties......................................   7.1(d)
Stockholder Indemnified Persons.......................................   7.1(c)
Subject Business......................................................      6.6
Survival Date.........................................................      7.5
Surviving Corporation.................................................      1.1
Tax...................................................................   3.1(h)
Tax Returns...........................................................   3.1(h)
Taxes.................................................................   3.1(h)
Third Party Claim.....................................................      7.4
Total Parent Share Amount.............................................      2.1
Trade Secrets.........................................................   3.1(k)
Trademark IP Rights...................................................   3.1(k)
Trademarks............................................................   3.1(k)
Transaction Costs.....................................................     10.1
Transfer..............................................................   6.5(a)
Working Capital.......................................................   2.3(a)
Working Capital Statement.............................................   2.3(a)
Working Capital Target................................................   2.3(a)

     AGREEMENT AND PLAN OF REORGANIZATION dated as of September 28, 2001, by and among ALLOY, INC., a Delaware corporation ("Parent"), ALLOY ACQUISITION SUB, INC., a Delaware corporation and wholly-owned subsidiary of Parent ("Acquisition Sub"), DAN'S COMPETITION, INC., an Indiana corporation ("DCI"), and Daniel E. Duckworth ("Dan") and Dianna J. Duckworth ("Dianna" and, together with Dan, the "Stockholders") as the sole stockholders of DCI.

     WHEREAS, the Boards of Directors of each of Parent, Acquisition Sub and DCI have determined that it is in the best interests of their respective stockholders for Parent to acquire DCI upon the terms and subject to the conditions set forth herein; and

     WHEREAS, in furtherance of such acquisition, the Boards of Directors of each of Parent, Acquisition Sub and DCI have duly approved and adopted (i) this Agreement and Plan of Reorganization (this "Agreement"), (ii) a Certificate of Merger (the "Certificate of Merger") and Articles of Merger (the "Articles of Merger") in substantially the forms of Exhibit A-1 and Exhibit A-2,
                                       -----------     -----------
respectively, attached hereto and (iii) the proposed merger of DCI with and into Acquisition Sub in accordance with this Agreement, the Certificate of Merger, the Articles of Merger, the Delaware General Corporation Law (the "DGCL") and the Indiana Business Corporation Law (the "IBCL"), whereby, among other things, all of the issued and outstanding shares of Common Stock, no par value, of DCI (the "DCI Stock"), will be exchanged and converted into shares of common stock, $.01 par value, of Parent (the "Parent Common Stock") and the right to receive certain cash payments and a contingent note, all in the manner and upon the terms and subject to the conditions set forth in this Agreement and the Certificate of Merger and Articles of Merger; and

     WHEREAS, as a condition to the willingness of, and as an inducement to, Parent and Acquisition Sub to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, DCI, the Stockholders and certain other parties are entering into the Related Agreements (as defined in Section 4.1); and

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall, as it relates to the Parent Common Stock, qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the Certificate of Merger and Articles of Merger and the representations, warranties, covenants, agreements, conditions and promises contained herein and therein, the parties hereby agree as follows:

                                   ARTICLE I


                                    GENERAL

     1.1  The Merger. In accordance with the provisions of this Agreement, the
          ----------
Certificate of Merger and Articles of Merger, the DGCL and the IBCL, at the Effective Time, DCI shall be merged with and into Acquisition Sub (the "Merger"), which at and after the Effective Time shall be, and is sometimes herein referred to as, the "Surviving Corporation." Acquisition Sub and DCI are sometimes referred to as the "Constituent Companies."

     1.2  The Effective Time of the Merger. Subject to the provisions of this
          --------------------------------
Agreement, the Certificate of Merger and Articles of Merger shall be executed and verified by each of the Constituent Companies and delivered to and filed with the Secretaries of State of the State of Delaware and the State of Indiana in the manner provided in the DGCL and the IBCL. The Merger shall become effective (the "Effective Time") upon the filing and acceptance of the Certificate of Merger with the Secretary of State of the State of Delaware and the Articles of Merger with the Secretary of State of Indiana.

     1.3  Effect of Merger. At the Effective Time, the separate existence of
          ----------------
DCI shall cease and it shall be merged with and into Acquisition Sub, which will continue as the Surviving Corporation, and the Surviving Corporation shall succeed, without other transfer, to all rights and property of each of the Constituent Companies and shall be subject to all the debts and liabilities of each of the Constituent Companies in the same manner as if the Surviving Corporation had itself incurred them, and be subject to all the restrictions, disabilities and duties of each of the Constituent Companies as provided in the DGCL and the IBCL.

     1.4  Certificate of Incorporation and By-Laws of Surviving Corporation.
          -----------------------------------------------------------------
From and after the Effective Time, (i) the Certificate of Incorporation of Acquisition Sub shall be the Certificate of Incorporation of the Surviving Corporation, unless and until altered, amended or repealed as provided in the DGCL, (ii) the by-laws of Acquisition Sub shall be the by-laws of the Surviving Corporation, unless and until altered, amended or repealed as provided in the DGCL, the Certificate of Incorporation or such by-laws, (iii) the directors of Acquisition Sub shall be the directors of the Surviving Corporation, unless and until removed, or until their respective terms of office shall have expired, in accordance with the DGCL, the Certificate of Incorporation and the by-laws of the Surviving Corporation, as applicable and (iv) the officers of the Acquisition Sub shall be the officers of the Surviving Corporation, in each case, unless and until removed or until their terms of office shall have expired in accordance with the DGCL, the Certificate of Incorporation and the by-laws of the Surviving Corporation, as applicable.

     1.5  Taking of Necessary Action. The parties hereto shall do or cause to
          --------------------------
be done all such acts and things as may be necessary or appropriate in order to effectuate the Merger as expeditiously as reasonably practicable, in accordance with this Agreement, the Certificate of Merger and Articles of Merger, the DGCL and the IBCL.

     1.6  Tax-Free Reorganization. For Federal income tax purposes, the parties
          -----------------------
intend that the Merger, as it relates to the Parent Common Stock, be treated as a tax-free reorganization within the meaning of Section 368(a) of the Code. Except for cash paid or payable and the Notes issued or issuable to the Stockholders under Section 2.1 hereunder and cash paid in lieu of fractional shares, if any, no consideration that could constitute "other property" within the meaning of Section 356 of the Code is being transferred by Parent for DCI Stock in the Merger. The parties shall not take a position on any tax return or take any action inconsistent with this Section 1.6 unless otherwise required by the IRS.

     1.7  Closing. The closing of the Merger (the "Closing") will take place at
          -------
10:00 a.m. (Eastern time) on the date hereof (the "Closing Date") at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 701 Pennsylvania Avenue, Washington, D.C., unless another time or place is agreed to in writing by the parties.


                                   ARTICLE II


EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT COMPANIES; EXCHANGE
                                OF CERTIFICATES

     2.1  Aggregate Consideration; Effect on Capital Stock. The entire
          ------------------------------------------------
consideration (the "Merger Consideration") payable by Parent with respect to all shares of capital stock of DCI outstanding on the Closing Date (the "Outstanding Shares") shall be, subject to adjustment pursuant to Section 2.3, an aggregate of (i) 2,081,037 shares (the "Merger Shares") of Parent Common Stock (the "Total Parent Share Amount"); (ii) $11,000,000 in cash (the "Closing Cash Payment"); and (iii) contingent promissory notes issued by Parent to the Stockholders in an aggregate original contingent principal amount of $12,000,000 in the form of the promissory note attached hereto as Exhibit B (each, a "Note" and, together, the
                                   ---------
"Notes").

     At the Effective Time, subject and pursuant to the terms and conditions of this Agreement and the Certificate of Merger and Articles of Merger, by virtue of the Merger and without any action on the part of the Constituent Companies or
Stockholders:

     (a)  Capital Stock of Acquisition Sub. Each issued and outstanding share of
          --------------------------------
common stock, $.01 par value per share, of Acquisition Sub shall be converted into one share of common stock, $.01 par value per share, of the Surviving Corporation.

     (b)  Cancellation of Certain Shares of DCI Stock. Each share of DCI Stock
          -------------------------------------------
that is (A) owned by DCI as treasury stock, (B) authorized but unissued, or (C) owned by any subsidiary of DCI, shall be canceled and no Parent Common Stock or other consideration shall be delivered in exchange therefor. As used herein, "subsidiary" means any corporation, partnership, joint venture, limited liability company or other legal entity of which DCI, the Surviving Corporation, Parent or such other person, as the case may be, (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     (c)  Conversion and Exchange Ratio for DCI Stock. Subject to Section 2.2,
          -------------------------------------------
each share of DCI Stock issued and outstanding at the Effective Time (other than shares canceled pursuant to Section 2.1(b)), including all accrued and unpaid dividends thereon, shall be exchanged and converted automatically into the right to receive (A) such number of shares of Parent Common Stock as is determined by dividing (i) the Total Parent Share Amount by (ii) the number of Outstanding Shares, (B) cash in an amount determined by dividing (i) the Closing Cash Payment by (ii) the number of Outstanding Shares and (C) a Note, the original principal amount of which shall equal (i) $12,000,000 divided by (ii) the number of Outstanding Shares (it being understood that each holder of DCI Stock shall receive only one Note for the aggregate principal amount due to such holder for all of such holder's shares of DCI Stock). As of the Effective Time, all shares of DCI Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive a pro rata portion of the Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.2 hereof. In addition, as of the Effective Time, all options (whether vested or unvested), warrants, rights, calls, commitments or agreements of any character to which DCI is a party or by which it is bound calling for the issuance of shares of DCI Stock or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, directly or indirectly, any such capital stock, or other arrangement to acquire, at any time or under any circumstances, DCI Stock or other capital stock or other securities of DCI (the "Convertible Securities") shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate or other instrument representing any such Convertible Securities shall cease to have any rights with respect thereto.

     2.2  Escrow Deposit; Exchange of Certificates.
          -----------------------------------------

     (a)  Escrow Agreement. Reference is made to the escrow agreement to be
          ----------------
dated as of the Closing Date among the Stockholders, Parent and a mutually agreeable escrow agent (the "Escrow Agent") in the form of Exhibit C hereto (the
                                                           ---------
"Escrow Agreement"), pursuant to which, among other things, the Stockholders shall, in accordance with the terms of this Agreement, secure the indemnification obligations of the Stockholder Indemnifying Parties pursuant to
Article VII hereof.

     (b)  Escrow Deposit. Upon receipt by Parent at or after the Effective Time
          --------------
from Stockholders of the items referred to in Sections 2.2(c)(1) and (2) below, Parent shall cause to be deposited with the Escrow Agent, and the Stockholders, by their execution and delivery of this Agreement and/or approval of the Merger, hereby authorize and direct Parent to make such deposit on their behalf, a certificate or certificates representing 370,370 of the Merger Shares issued to the Stockholders (on a pro rata basis) rounded up to the nearest whole share (the "Escrow Shares"), to be held by the Escrow Agent in accordance with the provisions of the Escrow Agreement.

     (c)  Procedure for Exchange.
          ----------------------

          (1) Immediately after the Effective Time, and after receipt by Parent of a certificate or certificates which represented, immediately prior to the Effective Time, all of the Outstanding Shares (each a "DCI Certificate") for cancellation, together with such other documents as may be reasonably required by Parent, Parent shall deliver to the Stockholders:
     (A) the Closing Cash Payment, (B) a certificate or certificates (each a "Parent Certificate") representing the Merger Shares (net of the Escrow Shares) and (C) the Notes, and each DCI Certificate surrendered shall forthwith be canceled. Upon a transfer of ownership of shares of DCI Stock that is not registered on the transfer records of DCI, the appropriate Merger Consideration shall be issued to a transferee if a DCI Certificate representing such DCI Common Stock is presented to Parent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock or other transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each DCI Certificate shall be deemed, on and after the Effective Time, to represent only the right to receive upon such surrender, Parent Certificates representing a pro rata portion of the Merger Shares (subject to all escrow requirements contained in this Agreement), and the other Merger Consideration.

          (2) Parent shall deposit the Escrow Shares with the Escrow Agent. All Escrow Shares shall be held, and distributed in accordance with, the terms and provisions of the Escrow Agreement.

     (d)  Fractional Shares. No fractional shares of Parent Common Stock shall
          -----------------
be issued in connection with the Merger, but in lieu thereof, the Stockholders will receive from Parent, at such time as the Stockholders have the right to receive a certificate representing Merger Shares as contemplated by Section 2.2(c) (but for the escrow requirements of Section 2.2(a) and Section 2.2(b) hereof), an amount of cash (without interest), rounded up to the nearest cent, equal to (i) $13.50 (the "Stipulated Price") multiplied by (ii) the fraction of a share of Parent Common Stock otherwise issuable to such Stockholders.

     (e)  No Further Ownership Rights. All Merger Consideration issued upon the
          ---------------------------
surrender for exchange of shares of DCI Stock in accordance with the terms of this Article II shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of DCI Stock, as applicable. If, after the Effective Time, any DCI Certificate or any certificate or other instrument evidencing any Convertible Securities is presented to the Surviving Corporation, such DCI Certificate or other certificate or instrument shall be canceled and exchanged as provided in this Article II.

     (f)  No Liability. Neither Parent, Acquisition Sub nor DCI shall be liable
          ------------
to any holder of shares of DCI Stock or Parent Common Stock, as the case may be, for Merger Consideration (or dividends or distributions with respect thereto) to be issued in exchange for DCI Stock pursuant to this Section 2.2, if, on or after the expiration of six months following the Effective Time, such shares are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (g)  Lost, Stolen or Destroyed DCI Certificates. If any DCI Certificate
          ------------------------------------------
shall have been lost, stolen or destroyed, upon the making of an affidavit to that effect by a Stockholder with an indemnity in form and substance reasonably satisfactory to Parent, Parent will issue, in exchange for such lost, stolen or destroyed DCI Certificate, a pro rata portion of the Merger Consideration and cash in lieu of fractional shares, if any, deliverable in respect thereof pursuant to this Agreement.

     2.3  Working Capital Adjustment.
          --------------------------

     (a) For purposes hereof, the term "Working Capital" shall mean DCI's current assets less DCI's current liabilities, as such terms are defined by GAAP; and the term "Working Capital Target" shall mean $3,600,000. On the Closing Date, the Stockholders shall jointly calculate the Working Capital as of the Closing Date ("Actual Working Capital") and shall deliver to Parent a certificate setting forth such calculation in reasonable detail (the "Working Capital Statement"). If the Working Capital Target exceeds Actual Working Capital, the Closing Cash Payment shall be reduced by an amount equal to the amount by which the Working Capital Target exceeds Actual Working Capital. As promptly as reasonably practicable after the Closing, Parent shall cause an independent accounting firm to review the Working Capital Statement to verify the accuracy of the determination of the Actual Working Capital as set forth therein. If such firm determines that the Working Capital as of the Closing Date was greater or less than the Actual Working Capital (the "Revised Actual Working Capital"), Parent shall deliver to the Stockholders a notice (the "Adjustment Notice") setting forth the Revised Actual Working Capital and the calculation thereof in reasonable detail. The Stockholders shall have thirty (30) days from receipt of the Adjustment Notice to provide joint written notice that they dispute the Adjustment Notice, which notice shall provide a detailed description of such dispute (a "Dispute Notice"). If the Stockholders do not timely deliver a Dispute Notice to Parent, the determination of the Revised Actual Working Capital shall be final and binding on all parties and the Closing Cash Payment shall be adjusted in accordance with the provisions of Section 2.3(b) (for purposes of Section 2.3(b), the Revised Actual Working Capital shall constitute the Final Actual Working Capital). If the Stockholders timely deliver a Dispute Notice to Parent, Parent and the Stockholders shall mutually agree on an independent public accounting firm (the "Independent Auditor") to review the Working Capital Statement and the Adjustment Notice (and all related information). If Parent and the Stockholders are unable to agree on an Independent Auditor, Arthur Andersen LLP shall select such Independent Auditor. The Independent Auditor shall determine the Working Capital as of the Closing Date (the "Final Actual Working Capital") and the Closing Cash Payment shall be adjusted in accordance with the provisions of Section 2.3(b). The Independent Auditor's determination of the Final Actual Working Capital shall be final and binding on all parties absent manifest error. The costs of the Independent Auditor shall be borne by the party (either Parent or the Stockholders as a group) whose determination of the Working Capital as of the Closing Date was furthest from the determination of the Final Actual Working Capital, or equally by Parent and the Stockholders (as a group) if the determination by the Independent Auditor is equidistant between the determinations of the parties.

     (b)  The Closing Cash Payment shall be adjusted as follows:

          (i) If the Working Capital Target exceeded the Actual Working Capital as of the Closing Date, (A) if the Final Actual Working Capital exceeds the Actual Working Capital, the Parent shall pay to the Stockholders (pro rata based upon the number of shares of Parent Common Stock received by each Stockholder in exchange for such Stockholder's DCI Stock) an aggregate amount equal to the amount by which the Final Actual Working Capital exceeds the Actual Working Capital, payable in accordance with the provisions of Section 2(c), provided that, in no event shall Parent be required to pay to the Stockholders an aggregate amount in excess of $1,000,000, or (B) if the Actual Working Capital exceeds the Final Actual Working Capital, the Stockholders shall pay to Parent within fifteen (15) days of the determination of the Final Actual Working Capital by wire transfer of immediately available funds an amount equal to the amount by the Actual Working Capital exceeds the Final Actual Working Capital; and

          (ii) If the Actual Working Capital exceeded the Working Capital Target as of the Closing Date, (A) if the Final Actual Working Capital exceeds the Working Capital Target, Parent shall pay to the Stockholders (pro rata based upon the number of shares of Parent Common Stock received by each Stockholder in exchange for such Stockholder's DCI Stock) an aggregate amount equal to the amount by which the Final Actual Working Capital exceeds the Working Capital Target, payable in accordance with the provisions of Section 2.3(c), provided that, in no event shall Parent be required to pay to the Stockholders an aggregate amount in excess of $1,000,000, or (B) if the Working Capital Target exceeds the Final Actual Working Capital, the Stockholders shall pay to Parent within fifteen (15) days of the determination of the Final Actual Working Capital by wire transfer of immediately available funds an amount equal to the amount by the Working Capital Target exceeds the Final Actual Working Capital.

     (c)  Any amounts payable to the Stockholders pursuant to the provisions of
Section 2.3(b) shall be paid as follows: fifty percent (50%) of the total amount payable to the Stockholders shall be paid in cash no later than one (1) year following the date of the determination of the Final Actual Working Capital and the remaining fifty percent (50%) of the total amount payable to the Stockholders shall be paid in cash no later than two (2) years following the date of the determination of the Final Actual Working Capital.

     2.4  Authorization of the Merger, this Agreement, the Certificate of Merger
          ----------------------------------------------------------------------
and Articles of Merger, the Escrow Agreement and the Escrow Agent. Approval of
-----------------------------------------------------------------
the Merger by the Stockholders shall constitute approval and ratification by the Stockholders of the (i) Merger, as required by the DGCL and the IBCL, (ii) provisions of this Agreement and the Certificate of Merger and Articles of Agreement, and (iii) designation of the Escrow Agent and the terms and provisions of the Escrow Agreement.

                                  ARTICLE III


                        REPRESENTATIONS AND WARRANTIES


     3.1  Representations and Warranties of the Stockholders and DCI. DCI and
          ----------------------------------------------------------
the Stockholders jointly and severally represent and warrant to Parent and Acquisition Sub that, except as disclosed in the disclosure schedule dated the date hereof, certified by the Stockholders and delivered to Parent and Acquisition Sub simultaneously herewith (which disclosure schedule shall contain specific references to the representations and warranties to which the disclosures contained therein relate and an item on such disclosure schedule shall be deemed to qualify only the particular subsection or subsections specified for such item; provided that, any item that is disclosed in a particular section or subsection of the disclosure schedule shall be deemed to be disclosed and incorporated into any other section or subsection of the disclosure schedule where such disclosure would otherwise be appropriate, but only to the extent that it is reasonably apparent from the express language of such disclosure that it applies to such other section or subsection) (the "Disclosure Schedule"):

     (a)  Organization; Good Standing; Qualification and Power. DCI (i) is a
          ----------------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Indiana, (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and as proposed to be conducted, to enter into this Agreement, the Certificate of Merger and Articles of Merger and the Related Agreements to which DCI is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby and (iii) is duly qualified and in good standing to do business in those jurisdictions listed in Section 3.1(a) of Disclosure Schedule and in all other jurisdictions where the failure to be so qualified and in good standing would have a material adverse effect on DCI or its business, properties, condition (financial or otherwise), assets, liabilities, operations, results of operations or affairs (a "DCI Material Adverse Effect"). DCI has delivered to Parent true and complete copies of the Certificate of Incorporation and by-laws of DCI, in each case as amended to the date hereof. As used herein, "Certificate of Incorporation" shall mean, with respect to any corporation, those instruments that at the time constitute its corporate charter as filed or recorded under the general corporation law of the jurisdiction of its incorporation, including the articles or certificate of incorporation or organization, and any amendments thereto, as the same may have been restated, and any amendments thereto (including any articles or certificates of merger or consolidation, certificate of correction or certificates of designation or similar instruments which effect any such amendment) which became effective after the most recent such restatement.

     (b)  Subsidiaries; Equity Investments. DCI has never had, nor does it
          --------------------------------
currently have, any subsidiaries, nor has it ever owned, nor does it currently own, any capital stock or other proprietary interest, directly or indirectly, in any corporation, limited liability company, association, trust, partnership, joint venture or other entity.

     (c)  Capital Stock; Securities.
          -------------------------

          (i) The authorized capital stock of DCI consists of one thousand (1,000) shares of DCI Stock, of which five hundred (500) shares are issued and outstanding. All outstanding shares of DCI Stock are duly authorized, validly issued and outstanding, fully paid and non-assessable, are owned beneficially and of record by the Stockholders and not subject to preemptive rights created by statute, the Certificate of Incorporation or by-laws of DCI or any agreement to which DCI is a party or by which it is bound. All outstanding shares of DCI Stock were issued in compliance with applicable federal and state securities laws.

          (ii) There are no Convertible Securities or any security exchangeable into or exercisable for such Convertible Securities, issued, reserved for issuance or outstanding. There are no transfer restrictions or agreements, instruments or understandings (whether written or oral, formal or informal) of any character to which DCI or either Stockholder is a party or by which it, he or she is bound obligating DCI or either Stockholder to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of DCI Stock or any Convertible Securities or obligating DCI or either Stockholder to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment, instrument, restriction, understanding or agreement. There are no voting trusts, proxies or other agreements or understandings with respect to the voting, transfer or disposition of the shares of capital stock of DCI.

     (d)  Authority; No Consents. The execution, delivery and performance by DCI
          ----------------------
of this Agreement, the Certificate of Merger and Articles of Merger and the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of DCI; and this Agreement has been, and the Certificate of Merger and Articles of Merger and the Related Agreements to which it is a party when executed and delivered by DCI will be, duly and validly executed and delivered and the valid and binding obligations of DCI, enforceable against it in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing. Except as set forth in Section 3.1(d) of the Disclosure Schedule, neither the execution, delivery and performance of this Agreement, the Related Agreements to which it is a party or the Certificate of Merger or Articles of Merger nor the consummation by DCI of the transactions contemplated hereby or thereby nor compliance by DCI with any provision hereof or thereof will in any material respect (A) conflict with, (B) result in any violation of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under or (E) result in the creation of any Encumbrance) on or against any assets, rights or property of DCI under any term, condition or provision of (x) any instrument or agreement to which DCI is a party, or by which DCI or any of its properties, assets or rights may be bound, (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority) applicable to DCI or any of its properties, assets or rights or (z) DCI's Certificate of

Incorporation or by-laws. Except as set forth in Section 3.1(d) of the Disclosure Schedule, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by DCI of this Agreement, the Certificate of Merger and Articles of Merger or the Related Agreements or the consummation by DCI of the transactions contemplated hereby or thereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the Articles of Merger with the Secretary of State of Indiana, as applicable, and (ii) such other consents, waivers, authorizations, filings, approvals and registrations which if not obtained or made would not have a DCI Material Adverse Effect or materially impair the ability of DCI and the Stockholders to consummate the transactions contemplated by this Agreement or the Certificate of Merger and Articles of Merger, including, without limitation, the Merger.

     (e)  Financial Information.
          ---------------------

          (i) DCI has previously delivered to Parent the following financial statements (collectively, the "DCI Financial Statements"):

               (1) the unaudited balance sheet of DCI as of August 31, 2001 (the "Interim Balance Sheet") and the related statements of income, cash flow and shareholders' equity for the seven-month period then ended, prepared by DCI (the "Interim Financial Statements"); and

               (2) the unaudited balance sheets of DCI as of December 31, 1999 and December 31, 2000, and the related unaudited statements of income, cash flow and shareholders' equity for the periods then ended.

          (ii) The DCI Financial Statements are in accordance with the books and records of DCI, fairly present in all material respects the financial condition of DCI as of the date indicated and the results of operations of DCI for the respective periods indicated, and have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), except for the absence of complete footnote disclosure as required by GAAP.

     (f)  Absence of Undisclosed Liabilities. At December 31, 2000, with
          ----------------------------------
respect to the unaudited balance sheet of DCI as of December 31, 2000 (the "DCI Annual Balance Sheet"), and at August 31, 2001, with respect to the Interim Balance Sheet, respectively, to the knowledge of DCI and the Stockholders, DCI had no liability or obligation of any nature (whether matured or unmatured, fixed or contingent, secured or unsecured, accrued, absolute or otherwise) (a "Liability"), either individually or in the aggregate in excess of $20,000, required to be set forth on the DCI Annual Balance Sheet or the Interim Balance Sheet, respectively, in order for the DCI Annual Balance Sheet and the Interim Balance Sheet, respectively, to accurately present the financial condition of DCI at the respective dates thereof which was not provided for or disclosed thereon, other than those Liabilities arising in the ordinary course as a result of the accounting practices used by DCI in a consistent manner in the ordinary course of its business, and all liability reserves established by DCI and set forth thereon were adequate for all such Liabilities at the respective dates thereof and except as set forth in
Section 3.1(f) of the Disclosure Schedule. There were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March, 1975 ("FAS No. 5")) which were not adequately provided for on DCI Annual Balance Sheet and Interim Balance Sheet, respectively, as required by FAS No. 5.

     (g)  Absence of Changes. Since January 1, 2001 or such other date as is
          ------------------
specifically provided below, except as set forth in Section 3.1(g) of the Disclosure Schedule, DCI has been operated in the ordinary course, consistent with past practice, and there has not been:

          (i) any event or other action (or inaction) that has occurred that could have a DCI Material Adverse Effect;

          (ii) any damage, destruction or loss to any of DCI's properties or assets, whether or not covered by insurance, having or which could have a DCI Material Adverse Effect;

          (iii) any Liability created, assumed, guaranteed or incurred, or any material transaction, contract or commitment entered into, by DCI other than in the ordinary course of DCI's business;

          (iv) any payment, discharge or satisfaction of any material Encumbrance or Liability by DCI or any cancellation by DCI of any material debts or claims or any amendment, termination or waiver of any rights of material value to DCI;

          (v) any declaration, setting aside or payment of any dividend or other distribution of any assets of any kind whatsoever with respect to any shares of the capital stock of DCI or any direct or indirect redemption, purchase or other acquisition of any such shares of the capital stock of DCI;

          (vi) any stock split, reverse stock split, combination, reclassification or recapitalization of any DCI Stock, or any issuance of any other security in respect of or in exchange for, any shares of DCI Stock;

          (vii) any issuance by DCI of any shares of its capital stock or any debt security or securities, rights, options or warrants convertible into or exercisable or exchangeable for any shares of its capital stock or debt security;

          (viii) any license, sale, transfer, pledge, mortgage or other disposition of any material tangible or intangible asset (including any Intellectual Property Rights of DCI other than in the ordinary course of business;

          (ix) any termination of, or written indication of an intention to terminate or not renew, any material contract, license, commitment or other agreement between DCI and any other person;

          (x) any material write-down or write-up of the value of any asset of DCI, or any write-off of any accounts receivable or notes receivable of DCI or any portion thereof in any event in excess of $20,000 in the aggregate;

          (xi) any increase in or modification of compensation payable or to become payable to (A) any director, manager or officer of DCI or (B) any employee of DCI other than in the ordinary course of business and consistent with past practice, or the entering into of any employment contract with any officer or employee;

          (xii) any increase in or modification or acceleration of any benefits payable or to become payable under any bonus, pension, severance, insurance or other benefit plan, payment or arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any director, officer, employee, consultant, manager, member or agent of DCI;

          (xiii) any loan, advance or capital contribution to or investment in any person or the engagement in any transaction with any employee, officer, director or securityholder of DCI other than advances to employees in the ordinary course of business for travel and similar business expenses and consistent with past practice;

          (xiv) any change in the accounting methods or practices followed by DCI or any change in depreciation or amortization policies or rates theretofore adopted;

          (xv) any material change in the manner in which DCI extends discounts or credit to customers or otherwise deals with customers;

          (xvi) any termination of employment of any officer or key employee of DCI or, to the knowledge of DCI and the Stockholders, any expression of intention by any officer or employee of DCI to resign from such office or employment with DCI;

          (xvii) any amendments or changes in DCI's governing instruments, including DCI's Certificate of Incorporation or by-laws;

          (xviii) any labor dispute or any union organizing campaign;

          (xix) the commencement of any litigation or other action by or against DCI;

          (xx) since July 31, 2001, any entry by DCI into any agreement, understanding, commitment or transaction involving any expense or capital expenditure by DCI in excess of $25,000 individually or any series of related agreements, understandings, commitments or transactions involving expenses or capital expenditures of DCI in excess of $25,000 in the aggregate, other than expenses and/or capital expenditures reasonably necessary to complete the construction of a new office and breakroom as contemplated as of July 31, 2001; or

          (xxi) any agreement, understanding, authorization or proposal, whether in writing or otherwise, for DCI to take any of the actions specified in items (i) through (xx) above.

     (h)  Tax Matters.  DCI and each other corporation or entity (if any)
          -----------
included in any consolidated or combined tax return in which DCI has been included (i) have filed and will file, in a timely and proper manner, consistent with applicable laws, all Federal, state and local Tax returns and Tax reports required to be filed by them through the Closing Date (the "Tax Returns") with the appropriate governmental agencies in all jurisdictions in which Tax Returns are required to be filed and have timely paid or will timely pay all amounts shown thereon to be due; (ii) have paid and shall timely pay all Taxes of DCI (or such other corporation or entity) required to have been paid thereby (or such other corporation or entity) on or before the Closing Date; and (iii) currently are not the beneficiary of an extension of time within which to file any Tax Return. All such Tax Returns were and will be correct and complete in all material respects at the time of filing. All Taxes of DCI attributable to all taxable periods ending on or before the Closing Date, to the extent not required to have been previously paid, have been adequately provided for on the DCI Annual Balance Sheet or Interim Balance Sheet (as appropriate) and DCI will not accrue any Tax Liability from the date of the DCI Annual Balance Sheet, as applicable, up to and including the Closing Date, other than a Tax Liability accrued in the ordinary course of business. Except as set forth in Section 3.1(h) of the Disclosure Schedule, DCI has not been notified by the Internal Revenue Service or any state, local or foreign taxing authority that any issues have been raised (and are currently pending) in connection with any Tax Return, and no waivers of statutes of limitations have been given with respect to DCI that are still in effect. Except as contested in good faith and disclosed in
Section 3.1(h) of the Disclosure Schedule, any deficiencies asserted or assessments (including interest and penalties) made as a result of any examination by the Internal Revenue Service or by any other taxing authorities of any Tax Return have been fully paid or are adequately provided for on the DCI Audited Balance Sheet or Interim Balance Sheet (as appropriate) and DCI has not received notification that any proposed additional Taxes have been asserted. DCI
(i) has not made an election to be treated as a "consenting corporation" under
Section 341(f) of the Code, (ii) is not a "personal holding company" within the meaning of Section 542 of the Code and (iii) has not been a United States real property holding corporation within the meaning of Section 897(c) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. DCI has not agreed to, nor is it required to, make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. DCI will not incur a Tax Liability resulting from DCI ceasing to be a member of a consolidated or combined group that had previously filed consolidated, combined or unitary Tax returns.

     As used in this Agreement, "Tax" means any of the Taxes and "Taxes" means, with respect to any entity, (A) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such entity and (B) any liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another entity or a member of an affiliated or combined group.

     (i)   Title to Assets, Properties and Rights and Related Matters. DCI has
           ----------------------------------------------------------
good and valid title to all assets, properties and interests in properties, real, personal or mixed, reflected on its Annual Balance Sheet and Interim Balance Sheet, as applicable, or acquired after August 31, 2001 (except (A) inventory or other property sold or otherwise disposed of since December 31, 2000, or August 31, 2001, as the case may be, in the ordinary course of business and (B) accounts receivable and notes receivable paid in full subsequent to December 31, 2000, or August 31, 2001, as the case may be), or not so reflected therein but used or useful in the conduct or operation of DCI's business, free and clear of all Encumbrances of any kind or character except for (i) those Encumbrances set forth in Section 3.1(i) of the Disclosure Schedule, (ii) liens for current taxes not yet due and payable and (iii) statutory mechanics and materialmen's liens. The assets, properties and interests in properties of DCI are in good operating condition and repair in all material respects (ordinary wear and tear excepted). The assets, properties and interests in properties of DCI to be owned, leased or licensed by the Surviving Corporation at the Effective Time shall include all assets, properties and interests in properties (real, personal and mixed, tangible and intangible) and all rights, leases, licenses and other agreements necessary or desirable to enable the Surviving Corporation to carry on the business of DCI in the manner as presently conducted by DCI or as proposed to be conducted. As used herein, the term "Encumbrances" shall mean and include security interests, mortgages, liens, pledges, guarantees, charges, easements, reservations, restrictions, clouds, equities, rights of way, options, rights of first refusal and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.


     (j)   Real Property-Owned or Leased. DCI does not currently own, nor has it
           -----------------------------
or any of its predecessors ever owned, any real property. Section 3.1(j) of the Disclosure Schedule contains a list and brief description of (i) all real property leased by DCI together with all buildings and other structures and material improvements located on such real property (the "Leased Real Property"), and (ii) with respect to each lease covering the Leased Real Property (collectively, the "Leases"), (A) the name of the lessor, (B) any requirement of consent of the lessor to assignment (including assignment by way of merger or change of control) (C) the termination date of the Lease, (D) notice requirements with respect to termination, (E) the annual rental thereunder, and (F) any renewal or purchase terms thereof. DCI is the owner and holder of all the leasehold estates purported to be granted by each Lease, and all Leases are in full force and effect and constitute valid and binding obligations of DCI. DCI has made available to Parent true and complete copies of all Leases. Except as set forth in Section 3.1(j) of the Disclosure Schedule, all improvements included in the Leased Real Property are in good operating condition and repair in all material respects (ordinary wear and tear excepted) and, to the knowledge of

DCI and the Stockholders, there does not exist any condition which interferes in any material respect with the economic value or use of such property and improvements.

     (k)  Intellectual Property.
          ---------------------

          (i) Except as set forth in Section 3.1(i) of the Disclosure Schedule, DCI has good and valid title to, owns free and clear of all Encumbrances, has the exclusive right to use, sell, transfer, license (or sublicense), transmit, broadcast, deliver (electronically or otherwise) and dispose of, and has the right to bring actions for the infringement of, in the United States and, to the knowledge of DCI and the Stockholders, in any other country or jurisdiction, (A) all Intellectual Property Rights set forth in Section 3.1(k)(i) of the Disclosure Schedule and any proprietary rights related thereto (the "Trademark IP Rights") and (B) all other Intellectual Property Rights necessary or desirable for the conduct of its business as currently conducted in the ordinary course (the "Other DCI IP Rights" and, collectively with the Trademark IP Rights, the "IP Rights"), except, for purposes of this clause (B), to the extent that a failure to so own any such Intellectual Property Rights, either singly or in the aggregate, does not and could not have a DCI Material Adverse Effect;

          (ii) The execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the Merger and the consummation of the other transactions contemplated hereby, will not breach, violate or conflict with any instrument or agreement governing any Trademark IP Rights or, to the knowledge of DCI and the Stockholders, any Other DCI IP Rights, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Trademark IP Rights or, to the knowledge of DCI and the Stockholders, any Other DCI IP Right or impair, in any material respect, the right of DCI or the Surviving Corporation to use, sell, license (or sublicense), transmit, broadcast, deliver (electronically or otherwise) or dispose of, or to bring any action for the infringement of, any Trademark IP Rights or, to the knowledge of DCI and the Stockholders, any Other DCI IP Right or portion thereof;

          (iii) To the knowledge of DCI and the Stockholders, there are no royalties, honoraria, fees or other payments payable by DCI to any person by reason of the ownership, use, license (or sublicense), transmission, broadcast, delivery (electronically or otherwise), sale, or disposition of IP Rights;

          (iv) Except as set forth in Section 3.1(k)(iv) of the Disclosure Schedule, neither the manufacture, marketing, license (or sublicense), sale, transmission, delivery (electronically or otherwise), or use of any product or service violates any license (or sublicense) or agreement of DCI with any third party or, to the knowledge of DCI and the Stockholders, infringes any common law or statutory rights of any other party, including, without limitation, rights relating to defamation, contractual rights, Intellectual Property Rights and rights of privacy or publicity; nor, to the knowledge of DCI or the Stockholders, is any third party infringing upon, or violating any license (or sublicense), transmission, broadcast, delivery, (electronically or otherwise) or agreement with DCI relating to, any IP Right; and there is no pending or, to the knowledge of DCI and the Stockholders, threatened claim or litigation contesting the validity, ownership or right to use, manufacture, sell, license (or sublicense), transmit, broadcast, deliver (electronically or otherwise) or dispose of any IP Right, nor, to the knowledge of DCI and the Stockholders, is there any basis for any such claim. DCI has not received any notice asserting that any IP Right or the proposed use, manufacture, sale, license (or sublicense), transmission, broadcast, delivery (electronically or otherwise) or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the knowledge of DCI and the Stockholders, is there any basis for any such assertion;

          (v) To the knowledge of DCI and the Stockholders, except as set forth in Section 3.1(k)(v), all works that were created, prepared or delivered by consultants, independent contractors or other third parties for or on behalf of DCI (including any materials and elements created, prepared or delivered by such parties in connection therewith) (A) are and shall constitute "works made for hire" specially ordered or commissioned by DCI within the meaning of United States' copyright law or (B) have been duly assigned to DCI in writing;

          (vi) Section 3.1(k)(vi) of the Disclosure Schedule sets forth, for the Intellectual Property Rights owned by DCI, a complete and accurate list of all United States and foreign (a) Patents; (b) Trademarks (including Internet domain registrations and unregistered Trademarks); and (c) Copyrights (including unregistered copyrights) indicating for each, the applicable jurisdiction, registration number (or application number), and date issued (or date filed);

          (vii) To the knowledge of DCI and the Stockholders, Section 3.1(k)(vii) of the Disclosure Schedule sets forth a complete and accurate list of all license agreements granting any right to use or practice any rights under any Intellectual Property Rights, whether DCI is the licensee or licensor thereunder (except for shrink-wrap licenses for off-the-shelf software used by DCI and other licensees identified in Section 3.1(l) of the Disclosure Schedule) and any assignments, consents, term, forbearances to sue, judgments, orders, settlements or similar obligations relating to any Intellectual Property Rights to which DCI is a party or otherwise bound (collectively, the "License Agreements"), indicating for each the title, the parties, date executed, whether or not it is exclusive and the Intellectual Property Rights covered thereby. The License Agreements are valid and binding obligations of DCI, enforceable in accordance with their terms, and there exists no event or condition which, to the knowledge of DCI and the Stockholders, will result in a violation or breach in any material respect of, or constitute (with or without due notice or lapse of time or both) a default in any material respect by DCI under any such License Agreement;

          (viii) All Trademarks of DCI have been in substantially continuous use by DCI since the date of first use of each Trademark. To the knowledge of DCI and the Stockholders, there has been no prior use of such Trademarks by any third party which would confer upon said third party superior rights in such Trademarks.

          (ix) As used herein, the term "Intellectual Property Rights" shall mean all intellectual property rights worldwide, including, without limitation, trademarks, service marks, trade names, service names, URLs and Internet domain names and applications therefor (and all interest therein), designs, slogans and general intangibles of like nature, together with all goodwill related to the foregoing (including any registrations and applications for any of the foregoing) (collectively, "Trademarks"); patents (including any registrations, continuations, continuations in part, renewals and applications for any of the foregoing) (collectively, "Patents"); copyrights (including any registrations, applications and renewals for any of the foregoing (collectively, "Copyrights"); computer programs and other computer software (including, but not limited to the software); databases; technology, trade secrets and other confidential information, know-how, proprietary technology, processes, formulae, algorithms, models, user interfaces, customer lists, inventions, source codes and object codes and methodologies, architecture, structure, display screens, layouts, development tools, instructions, templates, marketing materials, inventions, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing (collectively, "Trade Secrets").

     (l)  Software.
          --------

          (i) Section 3.1(l) of the Disclosure Schedule sets forth a true and complete list of all material software programs and applications licensed by DCI from any third party (the "Licensed Software") and used by DCI in the operation of its business.

          (ii) The Licensed Software is validly held and used by DCI, as applicable, and may be used by DCI pursuant to the applicable license agreement with respect thereto without the consent of or notice to any third party. To the knowledge of DCI and the Stockholders, each of the license agreements relating to the Licensed Software are valid and binding obligations, enforceable in accordance with their terms, and there exists no event or condition which will result in a violation or breach in any material respect of, or constitute (with or without due notice or lapse of time or both) a default in any material respect by DCI or the licensor under any such license agreement.

     (m) Agreements, Etc.  Section 3.1(m) of the Disclosure Schedule sets forth
         ----------------
a true and complete list of all written or oral contracts, agreements and other instruments not made in the ordinary course of business to which DCI is a party, or made in the ordinary course of business and referred to in clauses (i) through (xviii) of this Section 3.1(m). Except as set forth on Section 3.1(m) of the Disclosure Schedule, DCI is not a party to any agreement, arrangement or understanding, whether written or oral, formal or informal, relating to:

         (i) agreements for the development, modification or enhancement of computer software or multimedia products;


         (ii) any material distributorship, dealer, sales, advertising, agency, manufacturer's representative, franchise or similar contract or relationship or any other material contract relating to the payment of a commission or other fee calculated as or by reference to a percentage of the profits or revenues of DCI or of any business segment of DCI;

          (iii) any joint venture, partnership or other agreement or arrangement for the sharing of profits;

          (iv) any collective bargaining contract or other contract with or commitment to any labor union;

          (v) the future purchase, sale or license of products, material, supplies, equipment or services requiring payments to or from DCI in an amount in excess of $25,000 per annum, which agreement, arrangement or understanding is not terminable on 30 days' notice without cost or other liability at or at any time after the Effective Time, or in which DCI has granted or received manufacturing rights, most favored nations pricing provisions or exclusive marketing or other rights relating to any product, group of products, services, technology, assets or territory;

          (vi) any license (whether as licensor or licensee), or sublicense, royalty, permit, or franchise agreement, including, without limitation, any agreement pursuant to which DCI licenses any IP Rights to any third party (other than ordinary course licenses to end-users and shrink-wrap licenses for off-the-shelf software used by DCI);

          (vii) the content or delivery of its computer software or multimedia products and services (including the transmission or other performance (electronically or otherwise));

          (viii) the employment of any officer, employee, consultant or agent or any other type of contract, commitment or understanding with any officer, employee, consultant or agent which (except as otherwise generally provided by applicable law) is not immediately terminable without cost or other liability at or at any time after the Effective Time;

          (ix) profit-sharing, bonus, stock option, stock appreciation right, pension, retirement, disability, stock purchase, hospitalization, insurance or similar plan or agreement, formal or informal, providing benefits to any current or former director, officer, employee, agent or consultant;

          (x) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

          (xi) any agreement, instrument or other arrangement granting or permitting any Encumbrance on any of the properties, assets or rights of DCI;

          (xii) any lease for real property (whether as lessor or lessee) or any other lease or agreement under which DCI is lessee of or holds or operates any items of tangible personal property owned by any third party;

          (xiii)   contract or commitment for charitable contributions;

          (xiv) contract or commitment for capital expenditures individually or in the aggregate in excess of $25,000;

          (xv) any agreement or contract with a "disqualified individual" (as defined in Section 280G(c) of the Code), which could result in an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) being made under Section 280G of the Code as a result of the transactions contemplated hereby;

          (xvi) any material agreement or arrangement for the sale of any assets, properties or rights;

          (xvii) agreement which restricts DCI from engaging in any aspect of its business or competing in any line of business in any geographic area; or

          (xviii) any other agreement, contract or commitment which is material to DCI and the conduct of its business in the ordinary course.

     For purposes of this Section 3.1(m) and 3.1(n) below, the term "material" shall mean and refer to those agreements, contracts, instruments or arrangements (as applicable) that involve payments or expenditures by or to DCI, or otherwise have an aggregate value, of at least $25,000. DCI has furnished to Parent true and complete copies of all such agreements listed in Section 3.1(m) of Disclosure Schedule and (x) each such agreement (A) is the legal, valid and binding obligation of DCI, and, to the knowledge of DCI and the Stockholders, the legal, valid and binding obligation of each other party thereto, in each case enforceable in accordance with its terms, (B) is in full force and effect and (y) to the knowledge of DCI and the Stockholders, except as set forth in
Section 3.1(m) of Disclosure Schedule, neither DCI nor the other party or parties thereto is or are in material default thereunder.

     (n) No Defaults. DCI has in all material respects performed all the
         -----------
obligations required to be performed by it to date and is not in default or alleged to be in default under (i) its Certificate of Incorporation or by-laws or (ii) any material agreement, lease, license, contract, commitment, instrument or obligation to which it is a party or by which any of its properties, assets or rights are or may be bound or affected, and, to the knowledge of DCI and the Stockholders, there exists no event, condition or occurrence which, with or without due notice or lapse of time, or both, would constitute such a default or alleged default by it of any of the foregoing.

     (o)  Litigation, Etc. Except as set forth in Section 3.1(o) of the
          ----------------
Disclosure Schedule, there are no (i) actions, suits, claims, investigations or legal or administrative or arbitration proceedings (collectively, "Actions") pending or, to the knowledge of DCI and the Stockholders, threatened against DCI, nor is there any basis therefor, whether at law or in equity, or before or by any Federal, state, municipal, foreign or other governmental court, department, commission, board, bureau, agency or instrumentality ("Governmental Authority"), (ii) judgments, decrees, injunctions or orders of any Governmental Authority or arbitrator against DCI, or (iii) disputes with material customers or vendors. There are no Actions pending or, to the knowledge of DCI and the Stockholders, threatened, nor is there any basis therefor, with respect to (A) the current employment by, or association with, DCI, or future employment by, or association with, Parent or the Surviving Corporation, of any of the present officers or employees of or consultants to DCI (collectively, the "Designated Persons"), or (B) the use, in connection with any business presently conducted by DCI, of any information, techniques or processes presently utilized by DCI or any of the Designated Persons, that DCI, Parent, the Surviving Corporation or any of the Designated Persons are or would be prohibited from using as the result of a violation or breach of, or conflict with any agreements or arrangements between any Designated Person and any other person, or any legal considerations applicable to unfair competition, trade secrets or confidential or proprietary information. DCI has delivered to Parent all material documents and correspondence relating to such matters referred to in Section 3.1(o) of Disclosure Schedule (including, in the case of clause (iii) of the first sentence of this Section 3.1(o), any correspondence evidencing material customer dissatisfaction with DCI or its products or services).

     (p)  Accounts and Notes Receivable. All the accounts receivable and notes
          -----------------------------
receivable owing to DCI as of the date hereof constitute, and as of the Effective Time will constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no known or asserted claims, refusals to pay or other rights of set-off against any thereof (other than potential credits against such accounts receivable that may be applied upon the return of products in accordance with DCI's return policy as set forth in Section 3.1(p) of the Disclosure Schedule). There is (i) no account debtor or note debtor that has refused (or, to the knowledge of DCI and the Stockholders, threatened to refuse) to pay its obligations for any reason, (ii) to the knowledge of DCI and the Stockholders, no account debtor or note debtor that is insolvent or bankrupt and (iii) except as set forth in Section 3.1(p) of the Disclosure Schedule, no account receivable or note receivable which is pledged to any third party by DCI.

     (q)  Accounts and Notes Payable. Except as set forth in Section 3.1(q) of
          --------------------------
the Disclosure Schedule, all accounts payable and notes payable by DCI to third parties as of the date hereof arose, and as of the Closing will have arisen, in the ordinary course of business, and, except as set forth in Section 3.1(q) of the Disclosure Schedule, there is no such account payable or note payable delinquent in its payment, except those contested in good faith and already disclosed in Section 3.1(q) of Disclosure Schedule.

     (r)  Compliance; Governmental Authorizations and Consents. Except as set
          ----------------------------------------------------
forth in Section 3.1(r) of the Disclosure Schedule, DCI has complied and is presently in compliance in all material respects with all Federal, state, local or foreign laws, ordinances, regulations and orders applicable to it or its business (including, without limitation, laws, ordinances, regulations and orders applicable to labor, employment and employment practices, terms and conditions of employment and wages and hours). DCI has all Federal, state, local and foreign governmental licenses, consents, approvals, authorizations, permits, orders, decrees and other compliance agreements necessary in the conduct of its business as presently conducted; such licenses, consents, approvals, authorizations, permits, orders, decrees and other compliance agreements are in full force and effect (except where such failure to be in full force and effect would not have a DCI Material Adverse Effect); and no violations are or have been recorded in respect of any thereof and no proceeding is pending or, to the knowledge of DCI or the Stockholders, threatened to revoke or limit any thereof. Section 3.1(r) of the Disclosure Schedule contains a true and complete list of all such governmental licenses, authorizations, consents, approvals, permits, orders, decrees and other compliance agreements under which DCI is operating or bound; DCI is not in default, or, to the knowledge of DCI and the Stockholders, alleged to be in default, under any thereof; and DCI has furnished to Parent true and complete copies thereof. None of such licenses, consents, approvals, authorizations, permits, orders, decrees and other compliance agreements shall be affected in any material respect by the Merger or the transactions contemplated hereby.


     (s)  Environmental Matters.
          ---------------------

          (i) To the knowledge of DCI and the Stockholders, DCI has complied with and is in compliance with all Federal, state, local and foreign laws, statutes (civil and criminal), common laws, ordinances, codes, regulations, rules, notices, permits, judgments, requirements, standards, guidelines, judicial and administrative orders and decrees applicable to it and its properties, assets, operations and businesses relating to pollution, worker and public health and safety, and/or environmental protection (collectively "Environmental Laws"), including without limitation Environmental Laws relating to air, water, land and the generation, release, storage, use, handling, transportation, treatment, discharge, disposal or other handling of Wastes, Hazardous Wastes and Hazardous Substances (as such terms are currently defined in any applicable Environmental Law);

          (ii) To the knowledge of DCI and the Stockholders, DCI has obtained and adhered to all necessary material permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Wastes, Hazardous Wastes and Hazardous Substances and has reported, to the extent required by all Environmental Laws, all past and present sites owned and operated by DCI where Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled;

          (iii) To the knowledge of DCI and the Stockholders, there have been no emissions, spills, discharges, releases or threats of releases (as defined in Environmental Laws) at, from, in or on any property owned, leased or operated by DCI during DCI's occupancy of such property or at any other time, in either case except as permitted by Environmental Laws;

          (iv) To the knowledge of DCI and the Stockholders, neither DCI nor either Stockholder has transported or disposed of Wastes, Hazardous Wastes and/or Hazardous Substances or arranged for the transportation of Hazardous Wastes and Hazardous Substances to any on-site or off-site location, which site is the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against DCI, the Surviving Corporation or Parent for any clean-up cost, remedial work, damage to natural resources or personal injury, including without limitation any claim under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"); and

          (v) To the knowledge of DCI and the Stockholders, neither DCI nor either Stockholder has nor will have any liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

          For purposes hereof, the term Environmental Laws includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S) 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq., the Clean Air Act, 42 U.S.C.
     (S)1857 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C.
     (S) 651 et seq., and the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq.


     (t)  Labor Relations; Employees. (i) DCI employs a total of 95 employees.
          --------------------------
Section 3.1(t) of the Disclosure Schedule identifies all salaried employees and consultants employed or engaged by DCI and any of its subsidiaries earning compensation in excess of $30,000 annually and sets forth each such individual's rate of pay or annual compensation, job title and date of hire. Except as set forth on Section 3.1(t) of the Disclosure Schedule, there are no employment, consulting, severance pay, continuation pay, termination or indemnification agreements or other similar agreements of any nature (whether in writing or not) between DCI or any subsidiary, and any current or former stockholder, officer, director, employee, or any consultant. No such employment agreement disclosed on
Section 3.1(t) of the Disclosure Schedule will, as a direct or indirect result of the transactions contemplated hereby, either require any payment by DCI or any subsidiary or any consent or waiver from any stockholder, officer, director, employee or consultant; or result in any change in the nature of any rights or any stockholder, officer, director, employee or consultant, including, but not limited to, any accelerated payments, deemed satisfaction of goals or conditions, new or increased benefits or additional or accelerated vesting. Except as set forth in Section 3.1(t) of the Disclosure Schedule, no individual will as a direct or indirect result of the transactions contemplated hereby, accrue or receive additional benefits, service or accelerated rights to payments under any Employee Plan (as defined in Section 3.1(u)), including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance, termination allowance or similar payments that could result in the payment of any such benefits or payments. Except as set forth in
Section 3.1(t) of the Disclosure Schedule, (A) DCI is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees, (B) upon termination of the employment of any such employees, neither DCI, any subsidiary, Parent, Acquisition Sub nor the

Surviving Corporation will by reason of anything done prior to the Closing be liable to any of such employees for so-called "severance pay" or any other payments, (C) there is no unfair labor practice complaint against DCI pending before the National Labor Relations Board or any comparable Governmental Authority, and none of DCI's or any subsidiary's employment policies or practices is currently being audited or, to the knowledge of DCI and the Stockholders, investigated by any Federal, state or local government agency, (D) there is no labor strike, dispute, claim, charge, lawsuit, proceeding, labor slowdown or stoppage pending or, to the knowledge of DCI and the Stockholders, threatened against or involving DCI, (E) to the knowledge of DCI and the Stockholders, no labor union has taken any action with respect to organizing the employees of DCI, (F) neither any grievance nor any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted against DCI, and (G) no employee has informed any officer of DCI that such employee will terminate his or her employment or engagement with DCI or the Surviving Corporation and DCI has no reason to believe that the Key Employees (as defined in Section 5.13) that accept employment with the Surviving Corporation will not remain employees of the Surviving Corporation for at least 180 days after the Closing. Neither DCI nor, to the knowledge of DCI and the Stockholders, any employee of DCI is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of such employee with DCI or any other party because of the nature of the business conducted by DCI or the execution and delivery of any confidentiality agreement or similar agreement by such employee. All individuals considered by DCI to be independent contractors are, and could only be reasonably considered to be, in fact "independent contractors" and are not "employees" or "common law employees" for tax, benefits, wage, labor or any other legal purpose.

     (u)  Employee Benefit Plans and Contracts.
          ------------------------------------

          (i) Section 3.1(u) of the Disclosure Schedule identifies all "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all bonus, phantom stock, stock appreciation rights, incentive, deferred compensation, retirement or supplemental retirement, severance, golden parachute, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, insurance and other similar compensation, fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former Employee of DCI or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with DCI within the meaning of Section 414 of the Code and the regulations promulgated thereunder (an "ERISA Affiliate") and all other written or formal plans or agreements involving direct or indirect compensation (including any employment agreements entered into between DCI and any Employee, but excluding workers' compensation, unemployment compensation, other government-mandated programs and DCI's salary and wage arrangements) currently or previously maintained, contributed to or entered into by DCI, or any ERISA Affiliate thereof for the benefit of any Employee or former Employee under which DCI or any

     ERISA Affiliate thereof has any present or future obligation or liability (the "Employee Plans"), whether or not such plan or arrangement has been terminated. DCI has provided to Parent true and complete copies of all Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof, and (where applicable) (A) all summary plan descriptions, summaries of material modifications, and corporate resolutions related to such plans (B) the three most recent determination letters received from the IRS, (C) the three most recent Form 5500 Annual Reports, with all attachments, (D) the most recent financial statement and actuarial valuation, and (E) all related agreements, insurance contracts and other agreements which implement each such Employee Plan. Any Employee Plan that individually or collectively would constitute an "employee pension benefit plan", as defined in Section 3(2) of ERISA, but which are not Multiemployer Plans (collectively, the "Pension Plans"), are identified as such in Disclosure Schedule. For purposes of Section 3.1(u), "Employee" means any common law employee, consultant or director of DCI.

          (ii)    Each Employee Plan that is intended to be qualified under
     Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to the date hereof, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code, and nothing has occurred which may be expected to cause the loss of such qualification or exemption. There has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Employee Plan; there are no claims pending (other than routine claims for benefits) or, to the knowledge of DCI and the Stockholders, threatened against any Employee Plan or against the assets of any Employee Plan, nor are there any current or, to the knowledge of DCI and the Stockholders, threatened liens on the assets of such plans; all Employee Plans conform to, and in their operation and administration are in all respects in compliance with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification, reporting and disclosure to participants of the Department of Labor ("DOL"), Internal Revenue Service ("IRS") or Secretary of the Treasury), and DCI and each of its ERISA Affiliates have performed all obligations required to be performed by them under, are not in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans; all contributions required to be made to any Employee Plan pursuant to
     Section 412 of the Code, the terms of the Employee Plan or any collective bargaining agreement, have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Employee Plan for the current plan years; except as set forth in Section 3.1(u) of the Disclosure Schedule, the transaction contemplated herein will not directly or indirectly result in an increase of benefits, acceleration of vesting or acceleration of timing for payment of any benefit to any participant or beneficiary; and DCI has reviewed the fees assessed by all third parties for services provided in relation to any aspect of the operation of each Employee Plan which includes a cash or deferred arrangement under Code section 401(k) and has determined that such fees are reasonable and has fully disclosed the nature and amount of such fees to each participant and beneficiary of such Employee Plan.

          (iii) No Employee Plan constitutes or since the enactment of ERISA has constituted (A) a "multiemployer plan", as defined in Section 3(37) of ERISA (a "Multiemployer Plan") (B) a plan covered under Title IV of ERISA, or (C) a "multiple employer plan," as defined in Section 413(c) of the Code. DCI has never incurred any material liability under Title IV of ERISA arising in connection with the termination of any Pension Plan or the complete or partial withdrawal from any Multiemployer Plan.

          (iv) Each Employee Plan which is a "group health plan" (as defined in Section 5000 of the Code) has been maintained in compliance with Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA ("COBRA Coverage"), and no tax payable on account of Section 4980B of the Code has been or is expected to be incurred with respect to any current or former Employees of DCI. Each Employee Plan which is a group health plan has been maintained in compliance with Section 4980D of the Code and Sections 701 through 707 of ERISA, Title XXII of the Public Health Service Act and the provisions of the Social Security Act, to the extent such requirements are applicable. Each Employee Plan that is subject to Section 1862(b) (1) of the Social Security Act has been operated in compliance with the secondary payor requirements of Section 1862(b)(1) of such Act.

          (v) All contributions due and payable on or before the Closing Date in respect of any Employee Plan have been made in full and proper form, or adequate accruals in accordance with generally accepted accounting principles have been provided for in the DCI Financial Statements for all other contributions or amounts in respect of the Employee Plans for periods ending on the Closing Date.

          (vi) Except as set forth on Schedule 3.1(u)(vi) of the Disclosure Schedule no Employee Plan currently or previously maintained by DCI or any of its ERISA Affiliates provides any post-termination health care or life insurance benefits, and neither DCI nor its ERISA Affiliates has any obligations (whether written or real) to provide any post-termination benefits in the future (except for COBRA Coverage).

          (vii) The consummation of the transactions contemplated by this Agreement will not, except as set forth in Section 3.1(u)(vii) of the Disclosure Schedule (A) entitle any individual to severance or separation pay, or (B) except as set forth in the relevant Employee Plans, accelerate the time of payment or vesting, or increase the amount, of compensation due to any individual. No payment made or contemplated under any Employee Plan or Benefit Arrangement constitutes an "excess parachute payment" within the meaning of Section 280G of the Code.

          (viii) With respect to each Employee Plan, (A) DCI has expressly reserved in itself the right to amend, modify or terminate any such Employee Plan, or any portion of it, and has made no representations (overtly or in writing) which would conflict with or contradict such reservation of right; and (B) DCI has satisfied any bond coverage requirement of ERISA.

     (v)  Insurance. Section 3.1(v) of the Disclosure Schedule contains a list
          ---------
of all policies of liability, theft, fidelity, fire, product liability, errors and omissions, workmen's compensation, indemnification of directors and officers and other similar forms of insurance held by DCI (specifying the insurer, the amount of coverage, the type of insurance, the policy number and any pending claims thereunder) and a history of all claims made by DCI thereunder during the three-year period immediately preceding the date of this Agreement and the status thereof. All such policies of insurance are in full force and effect and all premiums with respect thereto are currently paid and, to the knowledge of DCI and Stockholders, no basis exists for termination of any thereof on the part of the insurer. To the knowledge of DCI and the Stockholders, the amounts of coverage under such policies of insurance are adequate for the assets and properties of DCI. Except as set forth in Section 3.1(v) of the Disclosure Schedule, DCI has not, since its inception, been denied or had revoked or rescinded any policy of insurance.

     (w)  Bank Accounts; Powers of Attorney. Section 3.1(w) of the Disclosure
          ---------------------------------
Schedule sets forth a true and complete list of (i) all bank accounts and safe deposit boxes of DCI and all persons who are signatories thereunder or who have access thereto and (ii) the names of all persons, firms, associations, corporations or business organizations holding general or special powers of attorney from DCI and a summary of the terms thereof.

     (x)  Brokers. DCI has not, nor have any of its officers, directors,
          -------
securityholders or employees, employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

     (y)  Related Transactions. Except as set forth in Section 3.1(y) of the
          --------------------
Disclosure Schedule, no current or former director, officer or securityholder of DCI that is an affiliate of DCI or any associate (as defined in the rules promulgated under the Exchange Act) thereof, is now, or has been since January 1, 1999, a party to any transaction with DCI (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or borrowing money from, or otherwise requiring payments to, any such director, officer or affiliated Stockholders of DCI or associate thereof), or the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present or potential competitor, supplier or customer of DCI (other than non-affiliated holdings in publicly-held companies), nor does any such person receive income from any source other than DCI which relates to the business of, or should properly accrue to, DCI.

     (z)  Customers. Section 3.1(z) of Disclosure Schedule sets forth a true and
          ---------
complete list of the twenty (20) largest revenue producing customers of DCI during the period from January 1, 2000 to the date hereof.



     (aa) Minute Books. The minute books of DCI provided to Parent for review
          ------------
contain a complete summary of all meetings of and actions by their respective directors and stockholders from the time of its incorporation to the date of such review and reflect all actions referred to in such minutes accurately in all material respects.

     (bb) Business Generally. Except as set forth in Section 3.1(bb) of the
          ------------------
Disclosure Schedule, there have been no events or transactions of which DCI or either Stockholder is aware, or information which has come to the attention of any officer, director or Key Employee of DCI or either Stockholder, that could reasonably be expected to have a DCI Material Adverse Effect, and DCI is not obligated under any contract or agreement of which it or either Stockholder has knowledge, or subject to any Certificate of Incorporation or other corporate restriction, which could have a DCI Material Adverse Effect.

     (cc) Approval. The Board of Directors of DCI has unanimously (i) approved
          --------
this Agreement, the Merger and each of the Related Agreements to which DCI is a party and the transactions contemplated hereby and thereby, (ii) determined that the Merger is in the best interests of the Stockholders of DCI and is on terms that are fair to such Stockholders of DCI and (iii) recommended that the Stockholders of DCI approve the Merger in accordance with the Certificate of Merger and Articles of Merger and the IBCL.

     (dd) Vote Required. The affirmative vote of at least a majority of the
          -------------
outstanding shares of DCI Stock approving this Agreement, the Merger and the Certificate of Merger and Articles of Merger are the only votes of the holders of any class or series of DCI's capital stock necessary to approve this Agreement, the Merger and the Certificate of Merger and Articles of Merger and the transactions contemplated hereby and thereby.

     (ee) Affiliates. Section 3.1(ee) of the Disclosure Schedule contains a
          ----------
true and complete list of all Persons who, to the knowledge of DCI and the Stockholders, may be deemed to be Affiliates of DCI, including, without limitation, all directors and executive officers of DCI.

     (ff) Disclosure. To the knowledge of DCI and the Stockholders, neither
          ----------
Section 3.1 of this Agreement (including the Disclosure Schedule) nor any document, written information, statement, financial statement, certificate or exhibit furnished or to be furnished to Parent or Acquisition Sub by or on behalf of DCI or any securityholder of DCI, pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements or facts contained herein and therein not misleading in light of the circumstances under which they were made.

     3.2  Representations and Warranties of the Stockholders. The Stockholders
          ---------------------------------------------------
represent and warrant to Parent and Acquisition Sub, jointly and severally, as follows:

     (a)  Title; Absence of Certain Agreements.  The Stockholders are the lawful
          ------------------------------------
and record and beneficial owner of, and have good and marketable title to, as applicable, all of the outstanding DCI Stock, with the full power and authority to vote the DCI Stock and transfer and otherwise dispose of the DCI Stock and any and all rights and benefits incident to the ownership thereof free and clear of all Encumbrances, and there are no agreements or understandings between either Stockholder and DCI and/or any other person with respect to the voting, sale or other disposition of the DCI Stock or any other matter relating to the DCI Stock.

     (b) Authority - General. Each Stockholder has full and absolute power and
         -------------------
authority to enter into this Agreement and, if applicable, each Related Agreement being executed and delivered by such Stockholder simultaneously herewith and this Agreement and each Related Agreement to which such Stockholder is a party; and this Agreement and each Related Agreement to which such Stockholder is a party has been duly executed and delivered by such Stockholder, and is the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms. Neither the execution, delivery and performance of this Agreement and each Related Agreement to which each Stockholder is a party, nor the consummation of the transactions contemplated hereby or thereby nor compliance by each Stockholder with any of the provisions hereof or thereof will, in any material respect (i) (A) conflict with, (B) result in any violation of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under or (E) result in the creation of any Encumbrance upon or against any assets, rights or property of DCI (or against any DCI Stock, Parent Common Stock of the Surviving Corporation), under any term, condition or provision of (x) any agreement or instrument to which either Stockholder is a party, or by which either Stockholder or any of his or her properties, assets or rights may be bound, or (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to either Stockholder or any of his or her properties, assets or rights, which conflict, breach, default or violation or other event could hinder or prevent the consummation of the transactions contemplated by this Agreement, the Certificate of Merger or Articles of Merger or any Related Agreement to which either Stockholder is a party. Except as set forth in Section 3.2(c) of the Disclosure Schedule (which, if so disclosed shall have been effectively made or obtained (as the case may be) on or prior to the Closing, unless otherwise waived by Parent) no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by the Stockholders of this Agreement, each Related Agreement to which either Stockholder is a party or the consummation by the Stockholders of the transactions contemplated hereby or thereby.

     (c)  Investment Representations.
          --------------------------

          The Stockholders:

               (A) are acquiring the Merger Shares and Notes for investment and for the Stockholders' own account and not as a nominee or agent for any other person and with no present intention of distributing or reselling such shares or any part thereof in any transactions that would be in violation of the Securities Act or any state securities or "blue-sky" laws;

               (B) understand (1) that the Merger Shares and the Notes have not been registered for sale under the Securities Act or any state securities or "blue-sky" laws in reliance upon exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of the investment intent of the Stockholders as expressed herein, (2) that such Merger Shares and the Notes must be held indefinitely and not sold until such shares are registered under the Securities Act and any applicable state securities or "blue-sky" laws, unless an exemption from such registration is available, (3) that, except as provided in the Registration Rights Agreement, Parent is under no obligation to so register such Merger Shares and the Notes and (4) that the certificates evidencing such Merger Shares and the Notes will be imprinted with a legend in the form set forth in Section 7.2(b) that prohibits the transfer of such shares, except as provided in Section 7.2;

               (C) have been furnished with, and has read and reviewed, the Parent SEC Documents;

               (D) have had an opportunity to ask questions of and has received satisfactory answers from the officers of Parent or persons acting on Parent's behalf concerning Parent and the terms and conditions of an investment in Parent Common Stock;

               (E) are aware of Parent's business affairs and financial condition and has acquired sufficient information about Parent to reach an informed and knowledgeable decision to acquire the shares of Parent Common Stock and the Notes to be issued to them;

               (F) are familiar with the provisions of Rule 144 promulgated under the Securities Act which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain circumstances which require among other things: (1) the availability of certain public information about the issuer, (2) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable and (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Exchange Act);

               (G) understand that if all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk;

                   (H) have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of acquiring and holding shares of Parent Common Stock and the Notes; and

                   (I) are each an "accredited investor" as such term is defined in Rule 501 under the Securities Act.

     (d) Brokers. Neither Stockholder has employed any broker or finder or
         -------
incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

     (e) Representation by Legal Counsel. The Stockholders have been advised by
         -------------------------------
legal counsel in connection with the negotiation, execution and delivery of this Agreement, the Certificate of Merger and Articles of Merger and the Related Agreements and the performance of the transactions contemplated hereby an thereby.

     3.3 Representations and Warranties of Parent and Acquisition Sub. Parent
         ------------------------------------------------------------
and Acquisition Sub represent and warrant to DCI as follows:

     (a) Organization; Good Standing; Qualification and Power. Each of Parent
         ----------------------------------------------------
and Acquisition Sub (iv) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, to enter into this Agreement and each of the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Parent has delivered to DCI and the Stockholders true and complete copies of the Certificate of Incorporation and by-laws of each of Parent and Acquisition Sub.


     (b) Capital Stock. Parent's Quarterly Report on Form 10-Q filed with the
         -------------
SEC on September 14, 2001 with respect to the fiscal quarter ended July 31, 2001 (the "Form 10-Q"), sets forth a true and complete description of the authorized and outstanding shares of capital stock of Parent as of such date. Parent has duly authorized and reserved for issuance the Merger Shares, and, when issued in accordance with the terms of Article II, the Merger Shares will be validly issued, fully paid and nonassessable and free of preemptive rights (other than any Parent Rights which may be issued). Parent owns all the outstanding shares of capital stock of Acquisition Sub, and all of such shares are validly issued, fully paid and nonassessable and not subject to preemptive rights.

     (c) Authority. The execution, delivery and performance by Parent of this
         ---------
Agreement and each of the Related Agreements to which it is a party and the execution, delivery and performance by Acquisition Sub of this Agreement and the Certificate of Merger and Articles of Merger and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Acquisition Sub, respectively. This Agreement and each of the Related Agreements to which Parent is a party are valid and binding obligations of Parent, enforceable against Parent in accordance with their respective terms; and this Agreement and the Certificate of Merger and Articles of Merger are the valid and binding obligations of Acquisition Sub, enforceable against Acquisition Sub in accordance with their respective terms. Neither the execution, delivery and performance by Parent of this Agreement and the Related Agreements to which Parent is a party, the execution, delivery and performance of this Agreement and the Certificate of Merger and Articles of Merger by Acquisition Sub, nor the consummation of the transactions contemplated hereby or thereby, will in any material respect (A) conflict with, (B) result in any violation of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any benefit under, (E) result in the creation of any Encumbrance on or against any assets, rights or property of Parent or Acquisition Sub, as the case may be, under any term, condition or provision of (x) any instrument or agreement to which Parent or Acquisition Sub is a party, or by which Parent or Acquisition Sub or any of their respective properties, assets or rights may be bound, (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to Parent or Acquisition Sub or any of their respective properties, assets or rights or (z) Parent's or Acquisition Sub's Certificate of Incorporation or by-laws, as amended through the date hereof, respectively, in each case, which conflict, breach, default or violation or other event would prevent the consummation of the transactions contemplated by this Agreement, the Certificate of Merger or Articles of Merger or any other Related Agreement. Except as contemplated by this Agreement, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by Parent or Acquisition Sub of this Agreement, the Certificate of Merger and Articles of Merger (in the case of Acquisition Sub) or the Related Agreements to which they are a party or the consummation of the transactions contemplated hereby or thereby, other than (i) the filing with the SEC of such reports and information under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of such documents with, and the obtaining of such orders from, various state securities and blue-sky authorities as are required in connection with the transactions contemplated hereby, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the Articles of Merger with the Secretary of State of Indiana, and (iv) such other consents, waivers, authorizations, filings, approvals and registrations which if not obtained or made would materially impair the ability of Parent or Acquisition Sub to consummate the transactions contemplated by this Agreement, including, without limitation, the Merger.

     (d)  SEC Documents.
          -------------

          (i) Parent has furnished or made available to the Stockholders a correct and complete copy of Parent's Annual Report on Form 10-K filed with the SEC with respect to the fiscal year ended January 31, 2001 and the Form 10-Q and each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC on or after the date of filing of the Form 10-Q which are all the documents (other than preliminary material) that Parent was required to file (or otherwise did file) with the SEC in accordance with Sections 13, 14 and 15(d) of the Exchange Act on or after the date of filing with the SEC of the Form 10-Q (collectively, the "Parent SEC Documents"). As of their respective filing dates, or in the case of registration statements, their respective effective times, none of the Parent SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Parent SEC Documents complied when filed, or in the case of registration statements, as of their respective effective times, in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder.

          (ii) The financial statements (including the notes thereto) of Parent included in the Form 10-Q for the fiscal quarter then ended, complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP during the periods involved (except as may have been indicated in the notes thereto) and fairly present the financial position of Parent as at the dates thereof and the results of their operations, shareholders' equity and cash flows for the period then ended.

     (e)  No Breach by DCI or Stockholders.  Neither Parent nor Acquisition Sub
          --------------------------------
has actual knowledge of any condition, fact or circumstance not otherwise set forth on the Disclosure Schedule that would make any of the representations and warranties set forth in Section 3.1 or Section 3.2 of this Agreement inaccurate.

     (f)  Brokers. Neither Parent nor Acquisition Sub, or any of their
          -------
officers, directors, securityholders or employees, employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

     (g)  Disclosure. To the actual knowledge of Parent and Acquisition Sub,
          ----------
neither Section 3.3 of this Agreement nor any of the Parent SEC Documents, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements or facts contained herein and therein not misleading in light of the circumstances under which they were made.


     (h)  Litigation. There are no Actions pending or, to the actual knowledge
          ----------
of Parent and Acquisition Sub, threatened against Parent or Acquisition Sub, whether at law or in equity, or before or by and Governmental Authority, challenging or seeking to prevent the Merger or the transactions contemplated by this Agreement.

     (i)  Tax Matters. Neither Parent nor Acquisition Sub has any plan or
          -----------
intention to sell or otherwise dispose of any of the assets of DCI acquired in the Merger except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the

Code. Except as otherwise provided in this Agreement, no liabilities of any person other than DCI will be assumed by Parent or Acquisition Sub in connection with the Merger. As of the date hereof, neither Parent nor Acquisition Sub has current plans to discontinue any material portion of the historic business of DCI, however, nothing contained herein shall in any way preclude Parent or Acquisition Sub from selling any of the DCI assets or business if it shall determine to do so, in its sole discretion. Neither Parent nor Acquisition Sub is an "investment company" within the meaning of Section 368(a)(2)(F)(iii) of the Code.

                                   ARTICLE IV

                               RELATED AGREEMENTS

     4.1  Related Agreements. The following agreements (such agreements,
          ------------------
together with the Notes, being herein collectively referred to as the "Related Agreements") are being executed and delivered by the respective parties thereto on the Closing Date:

     (a)  Lock-Up Agreement. Each Stockholder is entering into a Lock-Up
          -----------------
Agreement with Parent, effective as of the Effective Time (the "Lock-Up Agreement") in substantially the form of Exhibit D attached hereto, providing,
                                         ---------
among other things, that the Stockholders shall not transfer their shares of Parent Common Stock following the Effective Time except as provided therein and including a representation as to such Stockholder's intentions with respect thereto. Parent and Acquisition Sub shall be entitled to place legends on the certificates evidencing any Parent Common Stock to be received by the Stockholders pursuant to the terms of this Agreement and the Certificate of Merger and Articles of Merger, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of the Lock-Up Agreement, whether or not the Lock-Up Agreement is actually delivered to Parent.

     (b) Confidentiality Agreements. Each of (i) the Stockholders and (ii) any
         --------------------------
employee of DCI who is expected to accept employment with Parent or the Surviving Corporation subsequent to the Closing as designated by Parent, shall be required to enter into a confidentiality agreement with Parent, effective as of the Effective Time, in the form of Exhibit E attached hereto.
                                      ---------

     (c) Escrow Agreement. Each of Parent, the Stockholders and the Escrow
         ----------------
Agent are entering into the Escrow Agreement, in the form of Exhibit C.
                                                             ---------

     (d) Non-Competition Agreements. Each Stockholder and Key Employee is
         --------------------------
entering into an agreement with Parent, to be effective as of the Effective Time, in the form of Exhibits F-1 and F-2, respectively, attached hereto (the
                     --------------------
"Non-Competition Agreement"), providing for, among other things, restrictions upon the Stockholders and Key Employees from competing with the business of Parent and the Surviving Corporation.

     (e) Registration Rights Agreement. The Stockholders and Parent are
         -----------------------------
entering into a Registration Rights Agreement effective as of the Effective Time, in the form of Exhibit G
                     ---------
attached hereto (the "Registration Rights Agreement"), providing for registration rights with respect to the Merger Shares.

     (f) Release Agreement. Each Stockholder is entering into a Release
         -----------------
Agreement, effective as of the Effective Time, in the form of Exhibit H attached
                                                              ---------
hereto, providing for, among other things, release of the Surviving Corporation, Parent and Parent's affiliates from any and all claims, known and unknown, that such Stockholders may have against DCI through the Effective Time.

     (g) Employment Offer Letters. Each Stockholder and existing key employee
         ------------------------
of DCI identified on Schedule 4.1(g) hereto (the "Key Employees") is entering into an employment offer letter with the Surviving Corporation, each substantially in a form reasonably satisfactory to Parent and each Stockholder, and Parent and each Key Employee, as applicable, (collectively, the "Employment Offer Letters"), which Employment Offer Letters shall contain customary noncompetition and nonsolicitation provisions (unless such provisions are contained in a separate agreement between the Surviving Corporation and the Stockholder or Key Employee, as the case may be) and other usual and customary terms.

     (h) Lease. The Surviving Corporation and Bike Land, LLC, all of the
         -----
membership interests of which are owned by the Stockholders, are entering into leases in the form of Exhibit I attached hereto for certain property located in
                      ---------
Mt. Vernon, Indiana.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

     5.1 Conditions to Each Party's Obligations. The obligations of each party
         --------------------------------------
to perform this Agreement and to effect the Merger are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by all parties hereto:

     (a) Certificate of Merger and Articles of Merger. The Certificate of
         --------------------------------------------
Merger and Articles of Merger shall have been executed and delivered by Acquisition Sub and DCI and filed with and accepted by the Secretaries of State of the States of Delaware and Indiana, as applicable.


     (b) Approvals. All authorizations, consents, orders or approvals of, or
         ---------
declarations or filings with or expiration of waiting periods imposed by any Governmental Authority necessary for the consummation of the transactions contemplated hereby shall have been obtained or made or shall have occurred.

     (c) Legal Action. No temporary restraining order, preliminary injunction
         ------------
or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any Federal or state court or other Governmental Authority and remain in effect.

     (d) Legislation. No Federal, state, local or foreign statute, rule or
         -----------
regulation shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of such transactions.

     5.2 Conditions to Obligations of Parent and Acquisition Sub. The
         -------------------------------------------------------
obligations of Parent to perform this Agreement and of Acquisition Sub to perform this Agreement and the Certificate of Merger and Articles of Merger are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by Parent and Acquisition Sub:

     (a) Representations and Warranties of DCI and the Stockholders. Parent
         ----------------------------------------------------------
and Acquisition Sub shall have received a certificate signed by the President or Chief Executive Officer of DCI and the Stockholders to the effect that the representations and warranties of DCI and the Stockholders set forth in Sections
3.1 and 3.2 hereof, respectively, are true and correct in all material respects (except for any representation or warranty that by its terms is qualified by materiality, in which case such representation and warranty is true and correct in all respects).

     (b) Performance of Obligations of DCI and the Stockholders. Parent and
         ------------------------------------------------------
Acquisition Sub shall have received a certificate signed by the President or Chief Executive Officer of DCI and the Stockholders to the effect that DCI and the Stockholders have performed in all material respects the obligations required to be performed by each of them, respectively, under this Agreement as of the Closing Date.

     (c) Authorization of Merger. All actions necessary to authorize the
         -----------------------
execution, delivery and performance of this Agreement, the Certificate of Merger and Articles of Merger and the Related Agreements by DCI and the consummation of the Merger and the other transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors and Stockholders of DCI, and DCI shall have full power and right to effect the Merger on the terms provided herein.

     (d) Opinion of DCI's Counsel. Parent and Acquisition Sub shall have
         ------------------------
received an opinion, dated the Closing Date, of Rudolph, Fine, Porter & Johnson, LLP, counsel to DCI, in form and substance reasonably satisfactory to Parent and Acquisition Sub.

     (e) Acceptance by Counsel to Parent and Acquisition Sub. The form and
         ---------------------------------------------------
substance of all legal matters contemplated hereby and of all papers delivered hereunder shall be reasonably acceptable to Parent's General Counsel.

     (f) Consents and Approvals. Parent and Acquisition Sub shall have received
         ----------------------
duly executed copies of all consents and approvals contemplated by this Agreement or the Disclosure Schedule, in form and substance satisfactory to Parent and Acquisition Sub.

     (g) Related Agreements. Each of the Related Agreements (other than the
         ------------------
confidentiality agreements to be executed by DCI's employees (other than the Stockholders)) shall be in full force and effect as of the Effective Time and become effective in accordance with the respective terms thereof and the actions required to be taken thereunder by the parties thereto immediately prior to the Effective Time shall have been taken, and each person or entity who or which is required or contemplated by the parties hereto to be a party to any Related Agreement who or which did not theretofore enter into such Related Agreement shall execute and deliver such Related Agreement.

     (h) Stock Certificates. The Stockholders shall have delivered all
         ------------------
outstanding shares of DCI Stock to Parent, duly endorsed in blank or accompanied by duly endorsed stock powers transferring to Parent all of their right, title and interest to such DCI Stock.

     (i) Closing Date. The Closing shall have occurred on or before October 1,
         ------------
2001.

     (j) Completion of Due Diligence. Parent and Acquisition Sub shall have
         ---------------------------
satisfactorily completed their due diligence on DCI's business and technology including, without limitation, a market and competitive products and technology analysis and a review of DCI's books and records, contracts, technology, intellectual property, inventory, equipment, technical materials, customer records and other assets, as determined by Parent and Acquisition Sub in their sole collective discretion.

     (k) Evidence of Corporate Authority. DCI shall have delivered (A) a
         -------------------------------
certificate of the Secretary or an Assistant Secretary of DCI, dated as of the Closing Date, certifying as to (i) the attached true and correct copies of the Certificate of Incorporation and by-laws of DCI, (ii) the incumbency of the officers executing this Agreement and the Related Agreements on behalf of DCI and (iii) the attached true and correct copies of resolutions of the board of directors and Stockholders of DCI authorizing and approving the execution, delivery and performance of this Agreement and the Related Agreements and the transactions contemplated hereby and thereby, and the acts of the officers of DCI in carrying out the terms and provisions hereof; and (B) certificates of good standing from the Secretary of State of Indiana and of each jurisdiction in which it is qualified to do business as identified on Section 3.1(a) to the Disclosure Schedule dated within five (5) days of the Closing Date.

     (l) Guaranty of Bike Land LLC Loan.  The Commercial Guaranty dated as of
         ------------------------------
August 30, 2000 made by DCI in favor of Old National Bank (the "Guaranty") shall have been terminated and DCI shall have been released from all Liability thereunder.

     (m) Incentive Compensation Plan.  The Dan's Competition, Inc. Incentive
         ---------------------------
Compensation Plan dated as of January 1, 1998 (the "Incentive Compensation Plan") shall have been terminated and all amounts due thereunder shall have been paid in full by the Stockholders or DCI.

     (n) Line of Credit.  The Business Loan Agreement dated as of July 1, 2001
         --------------
between DCI and Old National Bank, the Promissory Note dated as of July 1, 2001 made by DCI in favor of Old National Bank and the Commercial Security Agreement dated as of July 1, 2001 between

DCI and Old National Bank (collectively, the "Line of Credit Documents") shall have been terminated and DCI shall have been released from all Liability thereunder.

     5.3  Conditions to Obligations of DCI and the Stockholders.  The
          -----------------------------------------------------
obligations of DCI and the Stockholders to perform this Agreement and the Certificate of Merger and Articles of Merger are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by Parent and Acquisition Sub:


     (a)  Representations and Warranties of Parent.  DCI shall have received a
          ----------------------------------------
certificate signed by an officer of Parent and Acquisition Sub to the effect that the representations and warranties of Parent and Acquisition Sub set forth in Section 3.3 hereof are true and correct in all material respects (except for any representation or warranty that by its terms is qualified by materiality, in which case such representation and warranty is true and correct in all respects).


     (b)  Performance of Obligations of Parent and Acquisition Sub.  DCI shall
          --------------------------------------------------------
have received a certificate signed by an officer of Parent and Acquisition Sub to the effect that Parent and Acquisition Sub have performed in all material respects their respective obligations required to be performed by them under this Agreement and the Certificate of Merger and Articles of Merger as of the Closing Date.

     (c)  Related Agreements.  Parent shall have executed and delivered the
          ------------------
Related Agreements to which it is a party and all other agreements to which Parent is to be party pursuant to the terms of Section 4.1.

     (d)  Opinion of Counsel for Parent and Acquisition Sub.  The Stockholders
          -------------------------------------------------
shall have received an opinion, dated the Closing Date, of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C., counsel to Parent and Acquisition Sub, in form and substance reasonably satisfactory to the Stockholders.

     (e)  Stock Certificates.  Parent shall have delivered an irrevocable letter
          ------------------
to its transfer agent directing the transfer agent to deliver the Merger Shares to the Stockholders and the Escrow Agent, as applicable.

     (f)  Closing Cash Payment.   Parent shall have delivered the Closing Cash
          --------------------
Payment to Stockholders by means of a wire transfer to an account or accounts that are designated in writing by the Stockholders to Parent at least three (3) business days prior to the Closing Date.

     (g)  Evidence of Corporate Authority. Parent and Acquisition Sub shall have
          -------------------------------
delivered (A) a certificate of the Secretary or an Assistant Secretary of Parent and Acquisition Sub, dated as of the Closing Date, certifying as to (i) the attached true and correct copies of the Certificates of Incorporation and by-laws of Parent and Acquisition Sub, (ii) the incumbency of the officers executing this Agreement and the Related Agreements on behalf of Parent and Acquisition Sub and (iii) the attached true and correct copies of resolutions of the board of directors and Stockholders of Parent and Acquisition Sub authorizing and approving the execution, delivery and performance of this Agreement and the Related Agreements and the transactions contemplated hereby and thereby, and the acts of the officers of Parent and Acquisition Sub in carrying out the terms and provisions hereof; and
(B) certificates of good standing from the Secretary of State of Delaware dated within five (5) days of the Closing Date.

     5.4  Satisfaction of Closing Conditions. Upon consummation of the Merger
          ----------------------------------
in accordance with the terms of this Agreement, the Certificate of Merger and the Articles of Merger, all conditions to Closing set forth in this Article V (other than the conditions to Closing set forth in Sections 5.2(l), (m) and (n)), unless specifically waived in writing, shall be deemed to have been satisfied as of the Effective Time.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     6.1  Preparation of Filings. As promptly as practicable after the date of
          ----------------------
this Agreement, Parent and the Stockholders shall properly prepare and file any filings required under the Exchange Act, the Securities Act or any other Federal or state laws, and Parent shall properly prepare and file any filings required under state securities or "blue sky" laws, in each case relating to the Merger and the transactions contemplated by this Agreement (collectively, the "Filings"). The Stockholders shall promptly furnish Parent with all information concerning DCI and the Stockholders as may be reasonably requested by Parent in connection with any action contemplated by this Section 6.1. Parent and the Stockholders will notify the other promptly of the receipt of any comments from any government officials for amendments or supplements to or any Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and any government officials, on the other hand, with respect to the Merger or any Filing. Parent and the Stockholders shall promptly provide the other (or its counsel) with copies of all filings made by such party with any Governmental Authority in connection with this Agreement and the transactions contemplated hereby and thereby. The Filings shall comply in all material respects with all applicable requirements of law. Whenever any event occurs which should be set forth in an amendment or supplement to any Filing, Parent and/or the Stockholders, as the case may be, shall promptly inform the other party of such occurrence and cooperate in filing with any government officials, and/or mailing to the Stockholders, such amendment or supplement.

     6.2  Public Announcements. The parties hereto agree that, to the maximum
          --------------------
extent feasible, but subject to the public disclosure and other legal obligations of Parent and regulatory obligations to which each may be subject, they shall advise and confer prior to the issuance (and provide copies to the other party prior to issuance) of any public announcement or reports or statements with respect to the Merger; provided, however, that none of the
                                       --------  -------
Stockholders or any of their respective agents, advisors or representatives will issue any report, statement or release pertaining to this Agreement or any transaction contemplated hereby, without the prior written consent of the Parent.

     6.3  Support of Merger by Officers and Directors. Each party hereto shall
          -------------------------------------------
use its efforts to cause all of its managers, officers and directors to support the Merger and to take all actions and execute all documents reasonably requested by the other parties hereto to carry out the intent of the parties with respect to the transactions contemplated hereby.

     6.4  Certain Information Required by the Code. The Stockholders shall
          ----------------------------------------
furnish Parent with any information required pursuant to Section 1060(e) of the Code at such time and in such manner as Parent may request in order to comply with Section 1060(e) and any regulations promulgated thereunder.

     6.5  Restriction on Transfer.
          -----------------------

     (a) The shares of Parent Common Stock to be issued to the Stockholders pursuant to the Merger and any shares of capital stock or other securities received with respect thereto (collectively, the "Restricted Securities") shall not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of (each, a "Transfer") except upon the conditions specified in this Section 6.5, which conditions are intended to insure compliance with the provisions of the Securities Act. The Stockholders shall observe and comply with the Securities Act and the rules and regulations promulgated by the SEC thereunder as now in effect or hereafter enacted or promulgated, and as from time to time amended, in connection with any Transfer of Restricted Securities beneficially owned by Stockholders.

     (b) Each certificate representing Restricted Securities issued to the Stockholders and each certificate for such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Sections 6.5(c) and 6.5(d) hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES OR "BLUE-SKY" LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTION 6.5 OF THE AGREEMENT AND PLAN OF REORGANIZATION DATED AS OF SEPTEMBER 28, 2001 AMONG ALLOY, INC., ALLOY ACQUISITION SUB, INC., DAN'S COMPETITION, INC., DANIEL E. DUCKWORTH AND DIANNA J. DUCKWORTH AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UPON THE FULFILLMENT OF CERTAIN OF SUCH CONDITIONS, ALLOY, INC. HAS AGREED TO DELIVER TO THE HOLDER HEREOF A CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED

          HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF ALLOY, INC.

          THESE SECURITIES ARE ALSO SUBJECT TO AN INVESTMENT REPRESENTATION AND LOCKUP AGREEMENT, DATED AS OF SEPTEMBER 28, 2001 WITH ALLOY, INC. WHICH RESTRICTS THE TRANSFER THEREOF, A COPY OF WHICH CAN BE OBTAINED FROM ALLOY, INC. AT ITS EXECUTIVE OFFICES."


     (c) Upon approval of the Merger by the Stockholders as contemplated hereby, each Stockholder is deemed to agree that, prior to any Transfer of Restricted Securities to give written notice to Parent of such Stockholder's intention to effect such Transfer and to comply in all other respects with the provisions of this Section 6.5. Each such notice shall describe the manner and circumstances of the proposed Transfer and, if requested by Parent, shall be accompanied by the written opinion, addressed to Parent, of counsel for the holder of such Restricted Securities, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to Parent) such proposed transfer does not involve a transaction requiring registration or qualification of such Restricted Securities under the Securities Act or the securities or "blue-sky" laws of any relevant state of the United States. The holder thereof shall thereupon be entitled to Transfer such Restricted Securities in accordance with the terms of the notice delivered by it to Parent. Each certificate or other instrument evidencing the securities issued upon the Transfer of any such Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such Restricted Securities) shall bear the legend set forth in Section 6.5(b) unless (x) in such opinion of counsel of Parent registration of any future Transfer is not required by the applicable provisions of the Securities Act or (y) Parent shall have waived the requirement of such legends. Such Stockholder shall not Transfer any Restricted Securities until such opinion of counsel has been given (unless waived by Parent or unless such opinion is not required in accordance with the provisions of this
Section 6.5(c)).

     (d) Notwithstanding the foregoing provisions of this Section 6.5, the restrictions imposed by this Section 6.5 upon the transferability of Restricted Securities shall cease and terminate when (i) any such shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or as otherwise contemplated by Section 6.5(c) and, pursuant to
Section 6.5(c), the securities so transferred are not required to bear the legend set forth in Section 6.5(b) or (ii) the holder of such Restricted Securities has met the requirements for Transfer of such Restricted Securities pursuant to subparagraph (k) of Rule 144. Whenever the restrictions imposed by this Section 6.5 shall terminate, as herein provided, the holder of Restricted Securities as to which such restrictions have terminated shall be entitled to receive from Parent, without expense, a new certificate not bearing the restrictive legend set forth in Section 6.5(b) and not containing any other reference to the restrictions imposed by this Section 6.5.

     (e) The Stockholders understand and agree that Parent, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to certificates for Restricted Securities owned by the Stockholders but not as to certificates for such shares of Parent Common Stock as to which the legend set forth in paragraph (b) of this Section 6.5 is no longer required because one or more of the conditions set forth in Section 6.5(d) shall have been satisfied, in the event of a proposed transfer in violation or breach of this Section 6.5 or that is or may otherwise be unlawful.

     (f) Neither Stockholder shall Transfer, or enter into any agreement, arrangement or understanding to Transfer, any shares of Parent Common Stock received in connection with the Merger to any employees or former employees of DCI or members of their immediate family if such Transfer, or entering into any such agreement, arrangement or understanding to Transfer, would result in any reduction of Parent's or the Surviving Corporation's earnings as determined in accordance with GAAP. Further, neither Stockholder shall take any action that would obligate Parent or the Surviving Corporation to issue or grant to any employee or former employee of the Surviving Corporation or to any other person any capital stock of Parent or the Surviving Corporation, or any option, warrant or other right to acquire any capital stock of Parent or the Surviving Corporation, without the prior written consent of the Parent's Board of Directors.

     6.6  [Intentionally Omitted].
          -----------------------

     6.7  Efforts to Consummate. The parties hereto shall use all commercially
          ---------------------
reasonable good faith efforts to do or cause to be done all such acts and things as may be necessary, proper or advisable, consistent with all applicable laws and regulations, to consummate and make effective the transactions contemplated hereby.

     6.8  Litigation Cooperation. If a party hereto shall become engaged in or
          ----------------------
participate in any investigation, claim, litigation, arbitration, mediation, or other proceeding with any third party relating in any way to DCI, the other parties shall cooperate in all reasonable respects with such party in connection therewith, including, without limitation, making available to such parties, without cost, all relevant records and using its best efforts to make available to the other the then employees of the parties or their affiliates who may be helpful with respect to such claim or litigation.

     6.9  Record Maintenance. Each party shall, in connection with the
          ------------------
preparation by the others of tax and financial reporting matters and other bona fide business purposes, for a period of five (5) years from the Closing Date afford to the other parties and their representatives the opportunity, upon reasonable advance notice, to examine and make copies of the books and records of the other, or portions thereof, which relate to DCI for any period prior to the Closing, except to the extent that such access is precluded pursuant to the provisions of a confidentiality agreement between such party and another person that is not an affiliate of such party or is otherwise precluded by law, and shall maintain such records for a period of five (5) years from the date hereof; provided, that any party may destroy any record which was first offered to the other parties and not claimed or picked up by one or more of the other parties within thirty (30) days, and shall not destroy any record without first providing the other parties at least thirty (30) days' prior written notice of its intent to destroy such record.

     6.10 Release of Liens.  The Stockholders shall, within ten (10) days
          ----------------
following the Closing, obtain releases of all liens placed on any of DCI's assets or properties in connection with the Line of Credit Documents or Guaranty or in connection with any other obligations of DCI to Old National Bank prior to the Closing Date, and shall take all action necessary to effect such releases including, without limitation, filing all necessary UCC termination statements for all UCC-1 financing statements filed by or on behalf of Old National Bank.

                                  ARTICLE VII

                                INDEMNIFICATION

     7.1  Definitions.  As used in this Agreement, the following terms shall
          -----------
have the following meanings:

     (a) "Affiliate" as to any person means any entity, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such person.

     (b) "Event of Indemnification" shall mean the following:

          (i) with respect to Parent, Acquisition Sub and the Surviving Corporation (a "Parent Event of Indemnification"),

               (A) the breach of any representation or warranty contained in
          Section 3.1 or 3.2 of this Agreement, in any Related Agreement, or in any document delivered in connection herewith or therewith;

               (B) the breach of any agreement or covenant of DCI or either Stockholder contained in this Agreement, in any Related Agreement, or in any document delivered in connection herewith or therewith;

               (C) any claim, demand, Liability or obligation of any nature whatsoever which is based upon products sold or services performed by DCI or the Stockholders on or before the Closing Date, notwithstanding that the date on which the claim, demand, Liability or obligation may arise or become manifest is after the Closing Date;

               (D) any claim, demand, Liability or obligation of any nature whatsoever which is based upon, related to or arising out of the Incentive Compensation Plan including, without limitation, all payment obligations thereunder; or

               (E) any claim, demand, Liability or obligation of any nature whatsoever which is based upon, related to or arising out of the Guaranty or the Line of Credit Documents, and

          (ii) with respect to the Stockholders (a "Stockholder Event of Indemnification"),

               (A) the breach by Parent or Acquisition Sub of any representation or warranty contained in Section 3.3 of this Agreement, in any Related Agreement, or in any document delivered in connection herewith or therewith;

               (B) the breach of any agreement or covenant of Parent, Acquisition Sub or the Surviving Corporation contained in this Agreement, in any Related Agreement, or in any document delivered in connection herewith or therewith;

               (C) any claim, demand, Liability or obligation of any nature whatsoever which is based upon products sold or services performed by Parent or the Surviving Corporation after the Closing Date other than any claim, demand, Liability or obligation that results from, arises out of or relates to any event, action or inaction on the part of DCI or either of the Stockholders prior to the Closing Date, which event, action or inaction was required to be, but was not, disclosed in the Disclosure Schedule; or

               (D) any claim, demand, Liability or obligation of any nature whatsoever arising after the Closing Date under any of the personal guaranties made by the Stockholders on behalf of DCI (i) set forth in
          Section 7.1(b)(ii)(D) of the Disclosure Schedule or (ii) to DCI's trade creditors guarantying payment of accounts payable incurred by DCI in the ordinary course of business to such trade creditors, provided that, no Stockholder Indemnified Person shall be entitled to indemnification hereunder with respect to any guaranty of accounts payable incurred prior to the Closing Date if such accounts payable were not disclosed in writing to Parent on or prior to the Closing Date

     (c) "Indemnified Persons" shall mean and include:

          (i) with respect to a Parent Event of Indemnification, Parent, Acquisition Sub and the Surviving Corporation and their respective Affiliates, successors and assigns, and the respective officers and directors of each of the foregoing (the "Parent Indemnified Persons"); or

          (ii) with respect to a Stockholder Event of Indemnification, the Stockholders and their heirs, executors, legal representatives, estate and permitted assigns (the "Stockholder Indemnified Persons").

     (d) "Indemnifying Persons" shall mean and include:

          (i) with respect to a Parent Event of Indemnification, (A) prior to the Effective Time, DCI, the Stockholders and each of its, his or her respective successors, assigns, heirs and legal representatives and estates, as the case may be and (B) on and after the Effective Time, the Stockholders and their permitted assigns, heirs, legal representatives and estate (the "Stockholder Indemnifying Parties"); or

          (ii) with respect to a Stockholder Event of Indemnification, Parent, Acquisition Sub and the Surviving Corporation and each of their respective successors and assigns (the "Parent Indemnifying Parties").

     (e) "Losses" shall mean any and all losses, demands, actions or causes of action, suits, proceedings, investigations, arbitrations, claims, shortages, damages, liabilities (contingent or otherwise), payments, obligations, expenses (including reasonable attorneys' and accountants' fees), assessments, Taxes (including interest or penalties thereon) sustained, suffered or incurred by any Indemnified Person arising from or in connection with any such matter that is the subject of indemnification under Section 7.2 hereof; provided that, no party shall be entitled to any consequential, special, exemplary or punitive damages ("Special Damages"), except to the extent that Special Damages are awarded to a third party (pursuant to a settlement, arbitration ruling or judgment) in a Third Party Claim.

     7.2  Indemnification Generally.
          -------------------------


     (a) The Indemnifying Persons shall indemnify the Indemnified Persons from and against any and all Losses arising from or in connection with any Event of Indemnification. All Losses with respect to any Parent Event of Indemnification shall be asserted against and satisfied first from the Escrow Fund (as defined in the Escrow Agreement). To the extent that Losses with respect to any Parent Event of Indemnification in amounts in excess of the Escrow Fund have been asserted or satisfied from the Escrow Fund, all such Losses shall be paid by the Stockholder Indemnifying Parties, provided that, subject to the provisions of
Section 7.2(c), the maximum aggregate liability of the Stockholder Indemnifying Parties hereunder (in excess of the Escrow Fund) shall be $5,000,000.


     (b) Subject to the provisions of Section 7.2(c), no indemnification shall be payable to a Parent Indemnified Person until the aggregate amount of Losses incurred by all Parent Indemnified Persons exceeds $250,000, whereupon the Parent Indemnified Persons shall be entitled to receive the full amount of all Losses (including the first $250,000 of such Losses).


     (c)  Notwithstanding any of the foregoing, nothing contained in this
Section 7.2 shall in any way limit, impair, modify or otherwise affect the rights of the Indemnified Persons (including rights available under the Securities Act or the Exchange Act) nor shall there be any limitation of liability of Indemnifying Persons, nor shall the provisions of Section 7.2(b) apply, in connection with any of such rights of the Indemnified Persons (A) to bring any claim, demand, suit or cause of action otherwise available to the Indemnified Persons based upon (i) an allegation or allegations that DCI and/or either Stockholder had an intent to defraud or made a willful or intentional misrepresentation or willful omission of a material fact in connection with this Agreement, the Certificate of Merger or Articles of Merger or the Related Agreements and the transactions contemplated hereby or thereby ("Fraud Claims"), (ii) any Fraud Claims against Parent or Acquisition Sub, (iii) any Losses arising from or in connection with any or alleged breach of any of the representations or warranties contained in Sections 3.1(c), 3.1(h), 3.1(s), 3.1(u), 3.1(x) or 3.2(a), (iv) any breach of Section 8.1 or any adjustment to the Closing Cash Payment pursuant to Section 2.3, or (v) any Parent Event of Indemnification described in Section 7.1(b)(i)(B), (C), (D) or
(E) (provided that any Parent Event of Indemnification described in Section 7.1(b)(i)(C) shall be subject to the provisions of Section 7.2(b), or (B) to enforce any judgment of a court of competent jurisdiction which finds or determines that DCI and/or either Stockholder or Parent and/or Acquisition Sub had an intent to defraud or made a willful misrepresentation or omission of a material fact in connection with this Agreement or the Certificate of Merger or Articles of Merger and the transactions contemplated hereby or thereby; provided, however, that no party shall be entitled to any Special Damages with respect to any claim described in this 7.2(c) other than Fraud Claims or claims relating to the intentional breach of any agreement or covenant contained in this Agreement, in any Related Agreement, or in any document delivered in connection herewith or therewith. Without limiting the foregoing, the parties agree that any payment due to Parent from the Stockholders pursuant to Section 2.3(b) (i) shall be paid in cash, (ii) shall not be subject to any limitation on liability hereunder and (iii) shall not be applied towards the $5,000,000 limitation on liability set forth in Section 7.2(a) or subject to the $250,000 basket set forth in Section 7.2(b).

     (d) The parties agree that the amount of any indemnification payment otherwise required to be made by any Indemnifying Person hereunder shall be determined net of insurance proceeds and on an "after tax" basis. In particular, the amount of an indemnification payment shall be (i) the amount of the Loss (determined without regard to insurance proceeds or tax adjustments),
(ii) minus any insurance payments received by the Indemnified Person attributable to the Loss, (iii) minus the present value of any tax benefits to the Indemnified Person attributable to deducting the amount of the Loss, and
(iv) plus the present value of any tax detriment to the Indemnified Person attributable to including in taxable income receipt or accrual of the insurance proceeds in accordance with the last sentence of this Section 7.2(d) and indemnification payment. Notwithstanding the foregoing, if the present value of a tax benefit or detriment cannot be realized (for example, the Indemnified Person is in a net loss position so that marginal income or deduction does not currently affect tax liability), the indemnification payment shall be made assuming the tax benefit or detriment is zero, and appropriate adjustment shall be made among the parties in the future at such time as the tax benefit or detriment is realized. In any case, no Indemnified Person shall be obligated to seek any payment pursuant to the terms of any insurance policy in respect of any Loss except to the extent such Loss is covered by an insurance policy of DCI in force with respect to DCI pursuant to premiums paid by DCI prior to the Effective Time.

     (e) The parties agree that payment pursuant to an indemnification obligation under this Article VII shall be treated for federal income tax purposes as an adjustment to the Merger Consideration.

     7.3  Assertion of Claims.  To bring a claim for indemnification under this
          -------------------
Article VII, the Indemnified Person shall give the appropriate Indemnifying Person(s) in good faith (a) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known, in reasonable detail or (b) written notice pursuant to Section 7.4 of any Third Party Claim, the existence of which might give rise to such a claim (each, a "Notice of Claim") as promptly as practicable after becoming aware of such claim, but the failure so to provide such Notice of Claim will not relieve the Indemnifying Person(s) from any liability which they may have to the Indemnified Persons under this Agreement or otherwise (unless and only to the extent that such failure results in the loss or compromise in any material respect of any material rights or defenses of the Indemnifying Persons and the Indemnifying Persons were not otherwise aware of such action or claim). Notwithstanding the foregoing, no claim shall be brought under Section 7.2 hereof with respect to a breach of a representation or warranty unless the Indemnified Persons, or any of them, at any time prior to the applicable Survival Date, give the Indemnifying Persons a Notice of Claim, and no claim shall be brought for a Parent Event of Indemnification pursuant to Section 7.1(b)(i)(C) unless the Indemnified Persons, or any of them, at any time prior to the one (1) year anniversary of the Closing Date, give the Indemnifying Persons a Notice of Claim. Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings prior or subsequent to the Survival Date for the enforcement of their rights under Section 7.2 hereof.

     7.4  Notice and Defense of Third Party Claims.  Losses resulting from the
          ----------------------------------------
assertion of liability by third parties (each, a "Third Party Claim") shall be subject to the following terms and conditions:

     (a) The Indemnified Persons shall promptly and in good faith give written notice to the Indemnifying Persons of any Third Party Claim that might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading that may have been served, any written demand or any other document or instrument. Notwithstanding the foregoing, the failure to provide notice as aforesaid will not relieve the Indemnifying Persons from any liability which they may have to the Indemnified Persons under this Agreement or otherwise (unless and only to the extent that such failure directly results in the loss or compromise of any rights or defenses of the Indemnifying Person and they were not otherwise aware of such action or claim).

     (b) Upon receipt of notice of the Third Party Claim, the Indemnifying Person shall then have thirty (30) days to advise the Indemnified Person whether the Indemnifying Person accepts the defense of such claim, and the Indemnifying Person shall have no obligation to the Indemnified Person for legal fees incurred by the Indemnified Person after the date of any assumption of the defense by the Indemnifying Person; provided, that notwithstanding the foregoing, Parent and Acquisition Sub shall have the right to control the defense of any claim which seeks any equitable relief or permanent or temporary injunction against any aspect of the Surviving Corporation's business or operations.

     (c) If the Indemnifying Person determines to accept the defense of such Third Party Claim, (i) it shall defend such Third Party Claim with counsel of its own choice and at its own expense, and (ii) the Indemnified Person shall have the right to be represented by its own counsel at its own expense, its participation to be subject to reasonable direction of counsel for the Indemnifying Person. If the Indemnifying Person fails to undertake the defense of or settle or pay any such Third Party Claim within thirty (30) days after the Indemnified Person has given written notice to the Indemnifying Person of the claim, or if the Indemnifying Person, after having given such notification to the Indemnified Person, fails within thirty (30) days, or at any time thereafter, to defend to the reasonable satisfaction of the Indemnified Person, settle or pay such claim, then the Indemnified Person may take any and all necessary action to dispose of such claim; provided, however, that in no event shall the Indemnified Person settle such claim without the prior consent of the Indemnifying Person in accordance with clause (d) below.

     (d) In the event the Indemnified Person desires to settle any Third Party Claim, the defense of which has not been assumed by the Indemnifying Person, the Indemnified Person shall advise the Indemnifying Person in writing of the amount it proposes to pay in settlement thereof (the "Proposed Settlement"). The Indemnifying Person shall have twenty (20) days after the Indemnifying Person's receipt of the notice of the Proposed Settlement to advise the Indemnified Person whether it accepts the Proposed Settlement. If the Indemnifying Person notifies the Indemnified Person that it accepts the Proposed Settlement, the Indemnified Person may offer the Proposed Settlement to the third party making the claim. If, after approval by the Indemnifying Person, the Proposed Settlement is not accepted by the party making such claim, any new Proposed Settlement figure which the Indemnified Person may wish to present to the party making such claim shall again first be presented to the Indemnifying Person in accordance with the provisions of this clause (d).

     (e) The Indemnifying Person may settle any Third Party Claim that it has agreed to accept the defense of on any terms which it may deem reasonable; provided, that the Indemnifying Person shall not without the Indemnified Person's prior written consent, (i) settle or compromise such proceeding, claim or demand, or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Person of a written release from all liability in respect of such proceeding, claim or demand or (ii) settle or compromise any such proceeding, claim or demand, in any manner that adversely affects the Indemnified Person.

     7.5  Survival of Representations and Warranties.  Subject to the further
          ------------------------------------------
provisions of this Section 7.5, the representations and warranties of the Parent and Acquisition Sub and the representations and warranties made by DCI and the Stockholders shall survive the Effective Time until the date that is twelve (12) months after the Closing Date; provided, however, that the representations and
                               --------  -------
warranties contained in Sections 3.1(a), (b), (c), (h), (s), (u) and (x), Sections 3.2(a), (b), (c) and (d), Sections 3.3(a), (b) and (f) and Fraud Claims shall survive in accordance with the applicable statute of limitations related to such representations and warranties or such Fraud Claims, as applicable. For convenience of reference, the date upon which any representation and warranty contained herein shall terminate is referred to herein as the

"Survival Date." Anything contained herein to the contrary notwithstanding, the representations and warranties of DCI contained in this Agreement (including, without limitation, the Disclosure Schedule) (i) are being given by DCI on behalf of the holders of shares of DCI Stock and for the purpose of binding the holders of shares of DCI Stock to the terms and provisions of this Article VII and the Escrow Agreement, and as an inducement to Parent and Acquisition Sub to enter into this Agreement and to approve the Merger (and DCI and the Stockholders acknowledge that Parent and Acquisition Sub have expressly relied thereon) and (ii) are solely for the benefit of the Indemnified Persons and each of them. Accordingly, no third party (including, without limitation, holders of shares of DCI Stock or anyone acting on behalf of any thereof) other than the Indemnified Persons, and each of them, shall be a third party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against DCI, the Stockholders, Parent or the Surviving Corporation with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Article VII or otherwise.

     7.6  Sole and Exclusive Remedy.  Subject to the provisions of Section
          -------------------------
7.2(c) and other than disputes arising under Section 2.3 (for which the sole and exclusive remedy shall be the dispute resolution process set forth in Section 2.3), the sole and exclusive remedy of all claims relating to this Agreement, any Related Agreement and the transactions contemplated hereby shall be the indemnification provisions set forth in this Article VII.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     8.1  Expenses.  As used in this Agreement, "Transaction Costs" shall mean,
          --------
with respect to any party, all actual, out-of-pocket expenses incurred by such party to third parties, in connection with this Agreement, the Merger and all other transactions provided for herein and therein; but shall not in any event include general overhead; the time spent by employees of such party internally; postage, telephone, telecopy, photocopy and delivery expenses; permit and filing fees; and other non-material expenses that are incidental to the ordinary course of business. Each party hereto shall bear its own fees and expenses in connection with the transactions contemplated hereby; provided, however, that if the Merger shall be consummated, (a) Parent shall bear all Transaction Costs of Parent and (b) the Stockholders shall bear all Transaction Costs of DCI and Stockholders whether or not such fees and expenses have been paid by DCI or Stockholders on or before the Closing Date and whether or not such fees and expenses are reflected in the Disclosure Schedule, provided that, Parent and Acquisition Sub acknowledge that the Stockholders may cause DCI to pay any such Transaction Costs prior to the Closing Date so long as any payment of such Transaction Costs is reflected in the determination of Actual Working Capital.

     8.2  Entire Agreement.  This Agreement (including the Disclosure Schedule
          ----------------
and the Exhibits attached hereto), the Related Agreements and the other writings referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings, written or oral, among the parties with respect thereto.

     8.3  Interpretation.  Descriptive headings are for convenience only and
          --------------
shall not control or affect the meaning or construction of any provision of this Agreement. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "herein" and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.4  Knowledge Definition.  As used in Section 3.1, the term "knowledge"
          --------------------
and like phrases shall include the actual knowledge of the officers, directors, and Key Employees of DCI, including, without limitation, the Stockholders.

     8.5  Notices.  All notices or other communications which are required or
          -------
permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          (i) if to Parent or Acquisition Sub, to:

               Alloy, Inc.
               151 West 26th Street, 11th Floor
               New York, NY 10001
               Attention:  President
               Facsimile:  (212) 244-4311

               with a copy to (which shall not constitute notice):

               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 701 Pennsylvania Avenue, N.W.
               Washington, D.C.  20004
               Attention:  Richard M. Graf
               Facsimile:  (202) 434-7400
               E-mail:  rgraf@mintz.com


          (ii) if to DCI or to either Stockholder, to:

               Daniel E. Duckworth
               One Competition Way
               Mt. Vernon, IN  47620

               with a copy to (which shall not constitute notice):

               Rudolph, Fine, Porter & Johnson, LLP
               221 N.W. Fifth Street, Second Floor
               Evansville, IN  47708
               Attention: Marc D. Fine
               Facsimile: (812) 421-7459
               E-mail:  mdf@rfpj.com

     or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, and (c) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication was posted.

     8.6  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts by original or facsimile signature, each such counterpart shall be an original instrument, and all such counterparts together shall constitute one and the same agreement.

     8.7  Governing Law; Venue.  This Agreement shall be governed by and
          --------------------
construed in accordance with the laws of the State of New York without reference to its conflicts of laws provisions. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the federal courts sitting in Chicago, Illinois over any suit, action or proceeding arising out of or relating to this Agreement or any Related Agreement. The parties irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in such court and any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum. The parties agree that a final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the parties and may be enforced in any other courts to whose jurisdiction other parties are or may be subject, by suit upon such judgment.

     8.8  Benefits of Agreement.  All the terms and provisions of this Agreement
          ---------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assignable by any party hereto without the consent of the other parties hereto; provided, however, that anything contained herein to the contrary
--------  -------
notwithstanding, Acquisition Sub may assign and delegate any or all of its rights and obligations hereunder to any other direct or indirect wholly-owned subsidiary of Parent; provided further, however, that any of the rights granted
                      -------- -------  -------
to and obligations of Parent under this Agreement (other than the payment of the Merger Consideration) may also be exercised or performed by any entity controlled by or under common control with Parent (each, a "Parent Affiliate"); provided that such Parent Affiliate agrees to be bound by all of the applicable
--------
provisions hereof governing such exercise or performance and Parent or Acquisition Sub, as the case may be, remains liable for all of its obligations hereunder, and that DCI and the Stockholders promptly receive written notice of any such exercise or performance.

     8.9  Pronouns.  As used herein, all pronouns shall include the masculine,
          --------
feminine, neuter, singular and plural thereof whenever the context and facts require such construction.

     8.10 Amendment, Modification and Waiver.  This Agreement shall not be
          ----------------------------------
altered or otherwise amended except pursuant to an instrument in writing signed by Parent, Acquisition Sub, DCI and the Stockholders; provided, however, that
                                                      --------- -------
any party to this Agreement may waive in writing any obligation owed to it by any other party under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     8.11 No Third Party Beneficiaries.  Nothing express or implied in this
          ----------------------------
Agreement is intended to confer, nor shall anything herein confer, upon any person other than the parties and the respective successors or assigns of the parties, any rights, remedies, obligations or liabilities whatsoever, except to the extent that such third person is an Indemnified Person or Indemnifying Person in respect of the indemnification provided in accordance with Article VIII of this Agreement.

     8.12 Consents.  Except as otherwise expressly provided in this Agreement,
          --------
any consent or approval of Parent requested or permitted hereunder may be given or withheld in Parent's sole discretion, provided that, such consent or approval shall not be unreasonably withheld.

     8.13 Interpretation.  This Agreement has been negotiated between the
          --------------
parties and will not be deemed to be drafted by, or the product of, any party. As such, this Agreement will not be interpreted in favor of, or against, any party.

     8.14 No Joint Venture.  No party hereto shall make any warranties or
          ----------------
representations, or assume or create any obligations, on the other party's behalf except as may be expressly permitted hereunder or in writing by such other party. Each party hereto shall be solely responsible for the actions of all its respective employees, agents and representatives.

               [Remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Plan of Reorganization to be executed on its behalf as of the day and year first above written.

                              ALLOY, INC.


                              By: /s/ Matthew C. Diamond
                                 -----------------------------------
                                 Name: Matthew C. Diamond
                                 Title: Chairman/CEO


                              ALLOY ACQUISITION SUB, INC.


                              By: /s/ Matthew C. Diamond
                                 -----------------------------------
                                 Name: Matthew C. Diamond
                                 Title:President


                              DAN'S COMPETITION, INC.


                              By: /s/ Daniel E. Duckworth
                                 -----------------------------------
                                 Name: Daniel E. Duckworth
                                 Title: President


                              /s/ Daniel E. Duckworth
                              --------------------------------------
                              Daniel E. Duckworth


                              /s/ Dianna J. Duckworth
                              --------------------------------------
                              Dianna J. Duckworth

                                   EXHIBIT A

              Form of Certificate of Merger and Articles of Merger

                                   EXHIBIT B

                                  Form of Note

                                   EXHIBIT C

                            Form of Escrow Agreement

                                   EXHIBIT D

                           Form of Lock-up Agreement

                                   EXHIBIT E

                       Form of Confidentiality Agreement

                                  EXHIBIT F-1

                 Form of Stockholder Non-Competition Agreement

                                  EXHIBIT F-2

       Form of Key Employee Non-Competition and Confidentiality Agreement

                                   EXHIBIT G

                     Form of Registration Rights Agreement

                                   EXHIBIT H

                           Form of Release Agreement

                                   EXHIBIT I

                                 Form of Lease

                                       62